     ---------------------------------------------------------------------

                          LOAN AND SECURITY AGREEMENT

                    --------------------------------------

                                     among

                    --------------------------------------


                         POWERWAVE TECHNOLOGIES, INC.,
                                  as Borrower

                    --------------------------------------

                           COMERICA BANK-CALIFORNIA,
                        not in its individual capacity,
                      but solely as Agent for the Lenders

                                      and

                          The Financial Institutions
                       parties hereto from time to time,
                                  as Lenders

     ---------------------------------------------------------------------

                        Dated as of September 30, 1998

                                 TABLE OF CONTENTS
                                 -----------------

                                                                            Page
                                                                            ----

1.   DEFINITIONS...........................................................   1

2.   CREDIT FACILITIES.....................................................  13
     2.1    Term Loan......................................................  13
     2.2    Purpose Loan...................................................  13
     2.3    Revolving Loan.................................................  14
     2.4    Borrowing Procedure............................................  14
     2.5    Lenders' Records...............................................  14

3.   PAYMENTS OF PRINCIPAL, INTEREST AND OTHER AMOUNTS.....................  15
     3.1    Interest.......................................................  15
     3.2    Interest Payments and Computations.............................  16
     3.3    Principal Payments.............................................  16
     3.4    LIBOR Lending Unlawful.........................................  17
     3.5    Deposits Unavailable...........................................  17
     3.6    Increased LIBOR Loan Costs, etc................................  17
     3.7    Funding Losses.................................................  17
     3.8    Direct Debit Authorization.....................................  18

4.   PLEDGE OF COLLATERAL..................................................  18
     4.1    Grant of Security Interest.....................................  18
     4.2    Agent as Attorney-in-Fact......................................  19
     4.3    Performance of Borrower's Obligations..........................  20

5.   CONDITIONS PRECEDENT..................................................  20
     5.1    Initial Borrowing..............................................  20
     5.2    Subsequent Borrowings..........................................  22

6.   REPRESENTATIONS AND WARRANTIES........................................  23
     6.1    Existence and Authority........................................  23
     6.2    Authorization..................................................  23
     6.3    Binding Effect.................................................  23
     6.4    Ownership Interests............................................  23
     6.5    Business Operations and Other Information; Financial Condition.  24
     6.6    Subsidiaries...................................................  25
     6.7    Litigation; No Violation of Governmental Orders or Laws........  25
     6.8    Outstanding Indebtedness; Investments..........................  25
     6.9    Consents, etc..................................................  25
     6.10   Title to Properties............................................  25
     6.11   Taxes..........................................................  26
     6.12   No Conflicts with Agreements, Etc..............................  26
     6.13   Related Documents..............................................  27
     6.14   Disclosure.....................................................  27
     6.15   Broker's or Finder's Commissions...............................  27
     6.16   Labor Matters..................................................  27
     6.17   Environmental Matters..........................................  28
     6.18   Possession of Franchises, Licenses, Etc........................  29
     6.19   Intellectual Property..........................................  29
     6.20   Margin Regulations; Use of Proceeds............................  29

     6.21   Compliance with ERISA..........................................  30
     6.22   Material Contracts.............................................  31
     6.23   Insurance......................................................  31
     6.24   Solvency.......................................................  31
     6.25   Status under Certain Laws......................................  31
     6.26   Places of Business.............................................  31
     6.27   Other Names....................................................  31
     6.28   Account Warranties.............................................  31
     6.29   Equipment......................................................  32
     6.30   Year 2000......................................................  32
     6.31   Reliance by Agent and Lenders; Cumulative......................  32

7.   COVENANTS.............................................................  32
     7.1    Financial Statements and Information...........................  33
     7.2    Payment of Principal, Interest and Fees; to Keep Books;
            Reserves; Etc..................................................  35
     7.3    Payment of Taxes and Claims....................................  35
     7.4    Maintenance of Properties and Corporate Existence..............  36
     7.5    Insurance......................................................  36
     7.6    Further Assurances.............................................  37
     7.7    Restrictions on Indebtedness...................................  37
     7.8    Restrictions on Liens..........................................  37
     7.9    Operating Leases...............................................  38
     7.10   Sale-Leaseback Transactions....................................  39
     7.11   Transactions with Affiliates...................................  39
     7.12   Consolidation, Merger or Disposition of Assets; Acquisitions...  39
     7.13   Sale or Discount of Receivables................................  39
     7.14   Certain Contracts..............................................  39
     7.15   Restricted Payments and Investments............................  40
     7.16   Financial Covenants............................................  40
     7.17   Acquisition of Margin Securities...............................  41
     7.18   Collateral Locations...........................................  41
     7.19   Negative Pledges, Restrictive Agreements, etc..................  41
     7.20   Deposit Account................................................  41
     7.21   Additional Collateral Matters..................................  41
     7.22   Future Subsidiaries............................................  42

8.   EVENTS OF DEFAULT; REMEDIES...........................................  42
     8.1    Events of Default..............................................  42
     8.2    Remedies.......................................................  44
     8.3    Remedies with Respect to Collateral............................  44

9.   THE AGENT.............................................................  45
     9.1    Actions........................................................  45
     9.2    Funding Reliance, etc..........................................  45
     9.3    Exculpation....................................................  46
     9.4    Successor......................................................  46
     9.5    Loans and other Transactions by Comerica.......................  46
     9.6    Credit Decisions...............................................  46
     9.7    Copies, etc....................................................  46

10.  GENERAL PROVISIONS....................................................  47
     10.1   Notices........................................................  47
     10.2   Successors and Assigns.........................................  47

10.3    Section Headings...........................   48
10.4    Interpretation.............................   48
10.5    Severability of Provisions.................   48
10.6    Amendments and Waivers.....................   48
10.7    Set-Offs...................................   49
10.8    Attorneys' Fees and Costs..................   49
10.9    Indemnification............................   50
10.10   Dissemination..............................   50
10.11   Counterparts...............................   50
10.12   Integration................................   50
10.13   No Waiver; Remedies Cumulative.............   50
10.14   GOVERNING LAW..............................   51
10.15   WAIVER OF JURY TRIAL.......................   51


                                 EXHIBITS

EXHIBIT A    -     Form of Term Note
EXHIBIT B    -     Form of Purpose Note
EXHIBIT C    -     Form of Revolving Note
EXHIBIT D    -     Form of Legal Opinion
EXHIBIT E    -     Form of Borrowing Base Certificate
EXHIBIT F    -     Form of Copyright Mortgage
EXHIBIT G    -     Form of Trademark Security Agreement
EXHIBIT H    -     Form of Patent Security Agreement
EXHIBIT I    -     Form of Landlord Waiver
EXHIBIT J    -     Form of Subsidiary Guarantee

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     This LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered
                                             ---------
into as of September 30, 1998 by and among Powerwave Technologies, Inc., a Delaware corporation (the "Borrower"), COMERICA BANK-CALIFORNIA, a California
                           --------
banking corporation, as agent for the Lenders (the "Agent"), and the various
                                                    -----
financial institutions that are (or may from time to time hereafter become) parties hereto as lenders (each a "Lender" and collectively the "Lenders").
                                   ------                        -------


                                 RECITALS
                                 --------

     WHEREAS, Borrower has requested that the Lenders provide certain credit facilities to Borrower; and

     WHEREAS, the Lenders are willing to provide such credit facilities to Borrower on the terms and conditions set forth herein; and

     WHEREAS, the proceeds of the credit facilities herein provided shall be used (i) to facilitate Borrower's acquisition from Hewlett-Packard Company of certain assets, operations and business related to the design, manufacture and marketing of radio frequency power amplifiers for use in the communication infrastructure market (the "Business"), pursuant to that certain Asset Purchase
                            --------
Agreement, dated August 31, 1998 by and between Hewlett-Packard Company and the Borrower (the "Acquisition Agreement") and (ii) for Borrower's working capital
               ---------------------
and general business purposes; and

     WHEREAS, the Obligations shall be secured by a first-priority lien and security interest in and to all of Borrower's personal property, as more specifically provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


1.   DEFINITIONS.  As used in this Agreement, the following terms shall have the
     -----------
respective meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined) provided below in this Section 1:
                                                                  ---------

     "Accountants" is defined in Section 7.1(B)(1).
      -----------                -----------------

     "Account Debtor" means the party who is obligated on or under an Account.
      --------------

     "Accounts" of any Person means all of such Person's presently existing and
      --------
hereafter arising or acquired accounts, accounts receivable, margin accounts, futures positions, book debts, notes, drafts, acceptances, chattel paper, rights under Contracts, rights to the payment of money and other forms of obligations now or hereafter owned or held by or payable to such Person relating in any way to Inventory or arising from the sale or other disposition of Inventory or the rendering of services by such Person or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto, together with all goods represented by any of the Accounts; all such goods that may be reclaimed or repossessed or returned to such Person; all of such Person's rights as an unpaid vendor, including stoppage in transit, reclamation, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, liens, and security interests held by or granted to such Person to secure payment of any of the foregoing; all proceeds and products of all of the foregoing; and all proceeds of insurance with respect thereto, including the proceeds of any applicable credit insurance or fidelity bond, whether payable in cash or in kind; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing, and all other records identifying or evidencing any of the foregoing.

     "Accounts Trial Balance" is defined in Section 7.1(E).
      ----------------------                --------------

     "Acquisition" means the Acquisition by Borrower from Seller of the Property
      -----------
associated with the Business, as contemplated by the Acquisition Agreement.

     "Acquisition Agreement" is defined in the Recitals.
      ---------------------                    --------

     "Advance" is defined in Section 2.3.
      -------                -----------

     "Affiliate" means, as to any Person, (a) any Person which, directly or
      ---------
indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any Person who is a director, officer, partner or principal (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above, or (c) any individual who is a relative of any Person described in clause (a) or clause (b) above. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 10% or more of the securities having ordinary voting power for the election of directors of such Person, or
(ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the purposes of this Agreement, neither Agent nor any Lender shall be deemed to be an Affiliate of Borrower or any of its Subsidiaries.

     "Agent" is defined in the preamble.
      -----                    --------

     "Applicable Base Rate Margin" means with respect to any Loan, the
      ---------------------------
applicable percentage set forth below based upon Borrower's ratio of Funded Debt at the date of determination to EBITDA for the most recently ended period of four consecutive fiscal quarters (it being expressly understood and agreed that the use of the Funded Debt/EBITDA ratios set forth in this definition is solely for purposes of determining an interest rate margin and shall not be construed to excuse any failure of Borrower to comply with any covenant of Borrower set forth in this Agreement to maintain certain Funded Debt/EBITDA ratios as of certain dates):


     Funded Debt / EBITDA ratio        Applicable Base Rate Margin
     --------------------------        ---------------------------

     More than 2.50                               0.25%
     2.50 or less                                 0.00%


     "Applicable LIBOR Margin" means with respect to any Loan, the applicable
      -----------------------
percentage set forth below based upon Borrower's ratio of Funded Debt at the date of determination to EBITDA for the most recently ended period of four consecutive fiscal quarters (it being expressly understood and agreed that the use of the Funded Debt/EBITDA ratios set forth in this definition is solely for purposes of determining an interest rate margin and shall not be construed to excuse any failure of Borrower to comply with any covenant of Borrower set forth in this Agreement to maintain certain Funded Debt/EBITDA ratios as of certain dates):


     Funded Debt / EBITDA Ratio               Applicable LIBOR Margin
     --------------------------               -----------------------

     More than 2.50                                    2.25%
     1.75 or more but not more than 2.50               1.75%

     Less than 1.75                                    1.50%


     "Available Amount" means, at any time, an aggregate outstanding principal
      ----------------
amount of Revolving Loans not in excess of the lesser of (i) the Borrowing Base and (ii) the Revolving Commitment Limit.

     "Base Rate" means a variable rate of interest per annum which is announced
      ---------
from time to time by Agent as the "prime rate," "reference rate," "base rate," or other similar rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Agent.

     "Borrowing Base" means an amount as of any time of determination equal to
      --------------
80% of the Eligible Accounts (or, in the case of foreign accounts receivable that are deemed Eligible Accounts solely because they are backed by a letter of credit as contemplated by clause (a) of the definition of Eligible Accounts, 25% of such Eligible Accounts); provided, that at no time may (i) more than 50% of
                            --------
the Borrowing Base consist of Eligible Accounts owing from Northern Telecom Limited and its Subsidiaries and Affiliates; (ii) more than 35% of the Borrowing Base consist of Eligible Accounts owing from Lucent Technologies Inc. and its Subsidiaries and Affiliates; and (iii) more than 35% of the Borrowing Base consist of Eligible Accounts owing from LM Ericsson Telephone Company and its Subsidiaries and Affiliates.

     "Borrowing Base Certificate" has the meaning specified in Section 7.1(E).
      --------------------------                               --------------

     "Borrowing Request" is defined in Section 2.4.
      -----------------                -----------

     "Business" is defined in the Recitals.
      --------                    --------

     "Business Day" means any day on which members of the Federal Reserve system
      ------------
are not required to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Loan bearing interest with reference to LIBOR or a notice by Borrower with respect to any such Loan, a day which is also a day on which dealings in Dollar deposits are carried out on the London interbank market.

     "Capital Expenditures" means the expenditures of any Person which should be
      --------------------
capitalized on the balance sheet of such Person in accordance with GAAP (but only that portion of Capitalized Lease Obligations paid in cash during the relevant period) and which are made in connection with the purchase, construction, development or improvement of items properly classified on such balance sheet as Property, plant, equipment or other fixed assets or intangibles, provided that Capital Expenditures shall not include the portion of
             --------
any such expenditures paid for with (a) the Net Cash Proceeds of any property insurance or condemnation award or (b) the Net Cash Proceeds of a sale of Property permitted hereunder to the extent used within the period provided under

Section 3.3(d) to purchase like or similar Property.
--------------

     "Capitalized Lease" means any lease of Property which in accordance with
      -----------------
GAAP should be capitalized on the balance sheet of any Person or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "Capitalized Lease Obligation" means the amount of the liability of any
      ----------------------------
Person which in accordance with GAAP should be capitalized or disclosed on the balance sheet of such Person in respect of a Capitalized Lease.

     "Change of Control" means any Person, or any group of Persons acting in
      -----------------
concert, becoming the direct or indirect beneficial owner (within the meaning of Rule 13d under the Exchange Act) of more than 30% of the outstanding shares of Borrower's capital stock having ordinary voting power.

     "Chattel Paper"  of any Person means any of such Person's "chattel paper,"
      -------------
as such term is defined in Section 9105(1) (b) of the UCC, and shall include, without limitation, all writings owned or held by such Person which evidence both a monetary obligation and a security interest in or a lease of specific goods; when a transaction is evidenced both by a security agreement or a lease and by an Instrument or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

     "Closing Date" means the date of the initial disbursement of Loans
      ------------
hereunder, which (subject to satisfaction of the applicable conditions set forth herein) shall occur at 12:00 P.M. (Pacific time) on September 30, 1998, or such other time and date as shall be mutually acceptable to Borrower and Agent and at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, CA 90064, or at such other place as the parties may agree.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral" is defined in Section 4.1.
      ----------                -----------

     "Commitment" means each commitment of a Lender under this Agreement to
      ----------
advance Loan funds to Borrower, as set forth on Schedule I.
                                                ----------

     "Consolidated Current Assets" of any Person means all cash, marketable
      ---------------------------
securities and net trade accounts receivable of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" of any Person means all liabilities of
      --------------------------------
such Person and its Subsidiaries on a consolidated basis maturing on demand or within one year from the date as of which such liabilities are to be determined, and such other liabilities (including, but not limited to, accrued taxes) as may properly be classified as current liabilities in accordance with GAAP, and including, in any event, the outstanding principal balance of the Revolving Loan, but excluding, in any event, any principal balance under the Purpose Loan.

     "Consolidated Interest Expense" of any Person means, for any period, total
      -----------------------------
interest expense (including, but not limited to, that portion of any Capitalized Lease Obligations attributable to interest expense in conformity with GAAP and amortization of capitalized interest) paid or accrued with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, prepayment charges, agency fees, administrative fees, commitment fees, capitalized transaction costs allocated to interest expense, payments owed under any interest rate hedging, cap or similar agreement or arrangement, all as determined for such Person and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

     "Consolidated Net Income (Loss)" means, for any period, the net income (or
      ------------------------------
loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP (but in any event without deduction of dividends paid or payable in respect of any equity interest of Borrower); provided that in determining Consolidated Net
                              --------
Income (Loss) there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any Person other than Borrower or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (iii) the proceeds of any life insurance policy, (iv) gains and losses from the sale, exchange, transfer or other disposition of Property or assets not in the ordinary course of business, and related tax effects in accordance with GAAP, (v) any other extraordinary or non-recurring gains and losses, and related tax effects in accordance with GAAP, and (vi) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, Order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Continue", "Continuation" and "Continued" shall refer to the continuation
      --------    ------------       ---------
pursuant to Section 3.1 hereof of a LIBOR Loan from one Interest Period to the
            -----------
next Interest Period.

     "Contracts" of any Person means all contracts, undertakings, or other
      ---------
agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     "Convert", "Conversion" and "Converted" shall refer to a conversion
      -------    ----------       ---------
pursuant to Section 3.1 hereof of (a) a LIBOR Loan into a Floating Rate Loan, or
            -----------
(b) a Floating Rate Loan into a LIBOR Loan.

     "Default" means any event or condition which, with due notice or lapse of
      -------
time or both, would become an Event of Default.

     "Deposit Account" is defined in Section 5.1(j).
      ---------------                --------------

     "Document" means, with respect to any Person, any "document," of such
      --------
Person, as such term is defined in Section 9105(1)(f) of the UCC, and shall include, without limitation, any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Inventory owned or held by such Person, together with any other document or receipt which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "EBITDA" means, for any period, Consolidated Net Income (Loss) for such
      ------
period plus all amounts deducted in determining such Consolidated Net Income
       ----
(Loss) on account of Consolidated Interest Expense (net of interest income), taxes based on or measured by income, depreciation expense, amortization expense and other non-cash items (including, without limitation, adjustments related to the write-up in the book value of any assets arising out of the Transactions, to the extent such adjustments are made pursuant to APB Nos. 16 and 17 and are deducted in determining Consolidated Net Income (Loss) for such period, but exclusive of extraordinary and non-recurring items), all as determined for Borrower on a consolidated basis in accordance with GAAP.

     "Eligible Account" means each account receivable of Borrower or any of its
      ----------------
Subsidiaries:

     (a) that arises out of the sale by Borrower or such Subsidiary of Inventory in the ordinary course of its business to an Account Debtor located within the United States of America, provided that accounts
                                                       --------
          receivable owed by Samsung Electronics Co. Ltd., Hyundai Electronics Industries Co. and LG Information & Communications, Ltd. may be considered Eligible Accounts to the extent backed by a letter of credit in form and substance satisfactory to Agent and the Lenders and issued by a bank acceptable to Agent and the Lenders and provided,
                                                                   --------
          further that this clause (a) shall not be construed to exclude, or to
          -------
          require a letter of credit in support of, Accounts owed by Northern Telecom Limited and its Subsidiaries and Affiliates, Lucent Technologies Inc. and its Subsidiaries and Affiliates, LM Ericsson Telephone Company and its Subsidiaries and Affiliates or Siemens AG and its Subsidiaries and Affiliates;

     (b) that is the valid, binding and legally enforceable obligation of the Account Debtor obligated thereon and such Account Debtor is not (i) an Affiliate of Borrower or of any Subsidiary of Borrower, (ii) a director, officer or employee of Borrower or of any Subsidiary or Affiliate of Borrower, (iii) the United States of America or any department, agency or instrumentality thereof (or any state or municipality), (iv) a debtor under any proceeding under the United States Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof, or (v) an assignor for the benefit of creditors;

     (c) that is assignable and not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to Agent;

     (d) that is subject to a perfected, first priority Lien in favor of Agent, for the benefit of the Lenders, and is free and clear of any other Lien other than Permitted Liens;

     (e) that is net of any credit or allowance given by Borrower or such Subsidiary to such Account Debtor;

     (f) for which Borrower or such Subsidiary is not and will not become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to Borrower or such Subsidiary;

     (g) that is not subject to any asserted offset, counterclaim or other defense with respect thereto, provided, however, that this clause (g)
                                        --------  -------
          shall not cause an Account to fail to be an Eligible Account to the extent of the portion thereof, if any, that is not subject to any asserted offset, counterclaim or other defense;

     (h) that is not unpaid more than 90 days after earlier of (x) the date of the applicable invoice and (y) the date of shipment;

     (i) that is not owed by an Account Debtor who is obligated on accounts owed to Borrower and its Subsidiaries more than 25% of the aggregate unpaid balance of which have been past due for longer than either of the relevant periods specified in clause (h) above unless Agent has approved expressly in writing the continued eligibility thereof;

     (j) to the extent that it would not cause the total Eligible Accounts owing from any one Account Debtor or its Affiliates to exceed 20% (or such other limitation that may otherwise be applicable to such Account Debtor pursuant to the definition of "Borrowing Base") of all Eligible Accounts owed to Borrower or any of its Subsidiaries; and

     (k) that does not arise from a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis.

     "Environmental Laws" means the Comprehensive Environmental Response,
      ------------------
Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" Laws, any regulation promulgated under any of the foregoing or any other Federal, state, or local statute, law, ordinance, code, rule, regulation, order, decree, common law or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning the environment, health and safety, siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or any Hazardous Material, or the generation, use, transportation or other management of Hazardous Materials, all as now or at any time hereafter may be in effect.

     "Environmental Matter" means any claim, investigation, notice letter,
      --------------------
information request, litigation,
administrative proceeding, cleanup or remediation order, whether pending or, to the knowledge of Borrower, threatened, or judgment or Order, relating to any Hazardous Materials, the release thereof, or any Environmental Law.

     "Equipment" of any Person means all of such Person's now owned and
      ---------
hereafter acquired equipment (as defined in Section 9109(2) of the UCC) including, but not limited to, all machinery, office equipment, furniture, furnishings, fixtures, computers, office equipment and other tangible personal Property, as well as purchase options with respect to all of such types of Property leased by such Person; together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto, wherever any of the foregoing is located.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means any corporation or other Person which is a member
      ---------------
of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as Borrower or any of its Subsidiaries, or which is under common control (within the meaning of Section 414(c) of the Code) with Borrower or any of its Subsidiaries, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with Borrower or any of its Subsidiaries, or any corporation or other Person which is required to be aggregated with Borrower or any of its Subsidiaries pursuant to Section 414(o) of the Code or the regulations promulgated thereunder, to the extent effective.

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Facilities" and "Facility" are defined in Section 2.
      ----------       --------                 ---------

     "Fair Market Value" means the amount a willing buyer would pay to a willing
      -----------------
seller for the assets in question, neither party being under compulsion to act and both having reasonable knowledge of all relevant facts.

     "Funded Debt" of any Person means all Indebtedness of such Person other
      -----------
than Indebtedness of the types described in clauses (vii) and (viii) of the definition of "Indebtedness" set forth herein.

     "GAAP" means generally accepted accounting principles as in effect from
      ----
time to time in the United States of America, applied on a consistent basis as to classification of items and amounts.

     "General Intangibles" of any Person means all "general intangibles" of such
      -------------------
Person, as such term is defined in Section 9106 of the UCC, and shall include, without limitation, choses in action, causes of action and all other kinds of intangible personal property of every kind or nature owned by such Person, including, but not limited to, contract rights, (including rights pursuant to or arising under the Acquisition Agreement) corporate or other business records, inventions, designs, patents, patent applications, service marks, trademarks, trademark applications, trade names, trade secrets, engineering drawings, goodwill, registrations, copyrights, copyright applications, licenses, franchises, leasehold interests in personal property, customer lists, tax refund claims, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, royalty, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data pertaining to any Collateral and all rights to payment under any judgment; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

     "Governmental Body" means any Federal, state, county, city, town, village,
      -----------------
municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

     "Guaranty" means  any guaranty or other contingent liability (other than
      --------
any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Guaranty shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

     "Hazardous Material" and "Hazardous Materials" mean, and shall be deemed to
      ------------------       -------------------
refer to:

     (1) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. (S)(S) 9601 & 9602, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

     (2)  any "regulated substance" as defined pursuant to 40 C.F.R. Part 280;

     (3)  any "pollutant or contaminant" as defined in 42 U.S.C.A. (S) 9601(33);

     (4) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

     (5)  any "hazardous chemical" as defined in 29 C.F.R. Part 1910;

     (6) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act; and

     (7) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any other past, present or future law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source.

     Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

     "Indebtedness" of any Person means, without duplication, (i) all
      ------------
indebtedness of such Person for borrowed money, (ii) any obligation incurred for all or any part of the purchase price of Property or services, other than accounts payable and accrued expenses included in current liabilities and incurred in respect of Property or services purchased in the ordinary course of business, (iii) indebtedness or obligations evidenced by bonds, debentures, notes or similar written instruments, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder,
(v) any obligation (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any Property of such Person, (vi) Capitalized Lease Obligations of such Person, (vii) all indebtedness, contingent or otherwise, with respect to any interest rate agreement, including without limitation any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates; (viii) any indebtedness, contingent or otherwise, under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values; and (ix) all Guaranties of such Person in respect of any obligations of the foregoing description of any other Person.

     "Instrument" of any Person means any "instrument" of such Person, as such
      ----------
term is defined in Section 9105(1) (i) of the UCC, and shall include, without limitation, any draft, check, certificate of deposit, note, bill of exchange, security (including equity securities) or any other writing owned or held by such person which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

     "Intellectual Property" is defined in Section 6.19.
     -----------------------               ------------

     "Interest Period" means, with respect to any portion of the outstanding
      ---------------
principal of the Loans bearing interest from time to time with reference to LIBOR, the period commencing on and including the date such principal is advanced or is Converted from the Floating Rate to LIBOR, or the last day of the immediately preceding Interest Period for such principal (if previously bearing interest with reference to LIBOR), and ending on but excluding the 30th, 60th, 90th or 180th day thereafter; provided that if any Interest Period would end on
                              --------
a day that is not a Business Day, such Interest Period shall be extended to the next day that is a Business Day (unless extending such Interest Period to the next Business Day would cause the Interest Period to end in a different calendar month, in which case the last day of such Interest Period shall be the immediately preceding Business Day). In no event shall an Interest Period extend beyond the Revolving Maturity Date; and if any Interest Period would otherwise commence before and end after the Revolving Maturity Date, then the LIBOR shall not be available hereunder for such period.

     "Inventory" of any Person means any "inventory" of such Person, as such
      ---------
term is defined in Section 9109 (4) of the UCC, and shall include, without limitation, any and all goods owned or held by or for the account of such Person, for sale or lease, or for furnishing under a contract of service, or as raw materials, work in process, materials incorporated in or consumed in the production, packaging, delivery or shipping of any of the foregoing, supplies, and all property the sale, lease or other disposition of which has given rise to Accounts and which has been returned to such Person or repossessed by such Person or stopped in transit, all substitutions and replacements therefor and all additions and accessions thereto; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

     "Investment" means with respect to any Person, any investment of such
      ----------
Person so classified under GAAP, and, whether or not so classified, includes (a) any loan or advance made by such Person to any other Person, (b) any Guaranty, and (c) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other

Person).

     "LIBOR" means, with respect to any portion of the outstanding Loans for any
      -----
Interest Period therefor, the offered rate per annum for deposits of Dollars for a period equal to such Interest Period that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two Business Days prior to the commencement of such Interest Period. If no such offered rate exists, the rate in respect of such Interest Period will be the rate of interest per annum, as determined by Agent (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of Dollars in immediately available and freely transferable funds are offered at 11:00 A.M. (London, England time) two Business Days prior to the commencement of such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for a period equal to such Interest Period and for an amount equal or comparable to such portion of the principal amount of the Loans.

     "LIBOR Rate" is defined in Section 3.1.
      ----------                -----------

     "LIBOR Loan" is defined in Section 3.1.
      ----------                -----------

     "Lien" means any security interest, mortgage, pledge, lien, claim, charge,
      ----
encumbrance of any kind, or any other type of preferential arrangement, title retention agreement, any easement, right of way or other encumbrance on title to real property, or lessor's interest under a Capitalized Lease or analogous instrument.

     "Loan" means each of the Revolving Loan, the Purpose Loan or the Term Loan,
      ----
or any portion thereof, and "Loans" means all of such loans collectively.
                             -----

     "Loan Documents" means this Agreement, the Notes, each Subsidiary Guarantee
      --------------
and all other documents, instruments and agreements (including financing statements and certificates executed and delivered from time to time in connection with or pursuant to this Agreement).

     "Material Adverse Effect" means any change or changes or effect or effects
      -----------------------
that individually or in the aggregate are or are reasonably likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (ii) the Transactions, (iii) the ability of Borrower and its Subsidiaries to perform their respective obligations under this Agreement, the Notes, and the other Loan Documents to which they may be parties or (iv) the validity or enforceability of any of the Loan Documents in any manner that would impair the practical realization by the Agent or the Lenders of their respective rights, benefits or remedies under thereof.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37)
      ------------------
or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by Borrower or any of its ERISA Affiliates and which is subject to Title IV of ERISA.

     "Net Cash Proceeds" means, with respect to (a) the issuance and sale by the
      -----------------
Borrower or any of its Subsidiaries of any of any equity interests or Indebtedness (other than an issuance of equity by a Subsidiary of Borrower to Borrower or to another Subsidiary), (b) any sale, lease, transfer or other voluntary or involuntary disposition of any Property of Borrower or any of its Subsidiaries (other than sales or other distributions of Inventory in the ordinary course of business) or (c) any receipt of fire, property, casualty or similar insurance proceeds or condemnation awards in respect of such Property or other insurance proceeds received in respect of a loss incurred by Borrower or any such Subsidiary, the aggregate amount of such cash consideration received by Borrower or such Subsidiary in connection with such transaction after deduction of (i) all fees, costs and expenses directly incurred by Borrower or such Subsidiary in connection therewith, including, but not limited to, underwriting discount, brokerage or selling commissions, if any, (ii) taxes paid or payable in connection with such transaction, (iii) in the case of any sale, lease, transfer or disposition of Property, the amount of Indebtedness secured by such Property required to be repaid in connection with such transaction, and (iv) the reasonable fees and disbursements of counsel paid by Borrower or such Subsidiary in connection therewith.

     "Notes" means, collectively, the Term Notes, the Purpose Notes, and the
      -----
Revolving Notes.

     "Obligations" means all obligations (monetary or otherwise) of Borrower and
      -----------
its Subsidiaries to Agent and the Lenders arising under or in connection with this Agreement, the Notes and each other Loan Document to which any such Person is or may be a party.

     "Officer's Certificate" means with respect to any Person a certificate
      ---------------------
signed on such Person's behalf by the Chairman of the Board, the President, one of the Vice Presidents, or the chief financial officer of the specified Person, in the signer's capacity as such officer.

     "Order" means any order, writ, injunction, decree, judgment, award,
      -----
determination or written direction or demand of any court, arbitrator or Governmental Body.

     "Packaging" means, with respect to any Inventory, containers, wrapping and
      ---------
packaging materials used to store or ship such Inventory which does not constitute a part of the product offered for sale.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor
      ----
agency or Governmental Body performing similar functions.

     "Pension Plan" means an employee pension benefit plan, as defined in
      ------------
Section 3(2) of ERISA which is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, excluding a Multiemployer Plan, maintained by or contributed to by Borrower or any of its ERISA Affiliates.

     "Percentage" means, with respect to any Lender, the percentage of the
      ----------
aggregate Commitments of all Lenders represented by the Commitment of such Lender.

     "Permitted Investments" means, (i) marketable obligations issued or fully
      ---------------------
guaranteed by the United States of America or an instrumentality or agency thereof maturing within 180 days after acquisition thereof, (ii) open market commercial paper, maturing within 180 days after acquisition thereof, which has a credit rating of a minimum of either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (iii) U.S. dollar certificates of deposit, time deposits or bankers acceptances maturing within 180 days after acquisition thereof, issued or guaranteed by a commercial bank which is a member of the Federal Reserve System and which has a credit rating of a minimum of either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., and has capital and surplus and undivided profits in excess of $1,000,000,000, and (iv) money market funds which provide for daily liquidation and are rated not lower than the equivalent of either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.

     "Permitted Liens" is defined in Section 7.8.
      ---------------                -----------

     "Person" means any natural person, corporation, partnership, firm,
      ------
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Property" means, with respect to any Person, any interest of such Person
      --------
in any kind of property or asset, whether real, personal, or mixed, tangible or intangible.

     "Purpose Loan" is defined in Section 2.2.
      ------------                -----------

     "Purpose Note" is defined in Section 2.2.
      ------------                ------------

     "Required Lenders" means, as of any date of determination, Lenders holding
      ----------------
Commitments comprising 100% or more of the aggregate Commitments of all of the Lenders.

     "Restricted Payment" means, with respect to any Person,
      ------------------

     (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, capital stock or other equity interest of such Person (other than one payable solely in the same class of capital stock of such Person),

     (b) any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any capital stock of such Person, or of any warrant, option or other right to acquire such capital stock, or any other payment or distribution made in respect thereof, and

     (c) any payment or distribution by such Person on account of the principal of or prepayment charge, if any, or interest or other amounts, with respect to any Indebtedness of Borrower which is subordinated and subject in right of payment to the prior payment of the Obligations.

     The amount of any Restricted Payment made in the form of Property shall be deemed to be the Fair Market Value of such Property as of the date of such payment.

     "Revolving Commitment Limit" is defined in Section 2.3.
      --------------------------                -----------

     "Revolving Loan" is defined in Section 2.3.
      --------------                -----------

     "Revolving Maturity Date" is defined in Section 2.3.
      -----------------------                -----------

     "Revolving Note" is defined in Section 2.3.
      --------------                -----------

     "SEC" means the United States Securities and Exchange Commission and any
      ---
other agency or Governmental Body that may hereafter succeed to the functions thereof.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Solvent" means, when used with respect to any Person, that (A) the fair
      -------
value of the property of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (B) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (C) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (D) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital. For such purposes, any contingent liability (including, but not limited to, pending litigation, Guaranties, pension plan liabilities and claims for federal, state, local and foreign taxes, if any) is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" means as to any Person (a) a corporation of which outstanding
      ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person and (b) any partnership, association, joint venture or other business entity the controlling interest of which is at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

     "Subsidiary Guarantee" means a guaranty executed and delivered by a
      --------------------
Subsidiary of Borrower pursuant to Section 7.22 in favor of Agent, for the
                                   ------------
benefit of the Lenders, substantially in the form of Exhibit J.
                                                     ---------

     "Term Loan" is defined in Section 2.1.
      ---------                -----------

     "Term Note" is defined in Section 2.1.
      ---------                -----------

     "Transactions" means the Loans and the other transactions contemplated by
      ------------
the Acquisition Agreement.



     "UCC" means the Uniform Commercial Code as the same may, from time to time,
      ---
be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.


2.  CREDIT FACILITIES. Lenders shall provide the following three (3) credit
    -----------------
facilities to Borrower (the Term Loan, the Purpose Loan and the Revolving Loan, each as defined below, are sometimes referred to herein collectively as the "Facilities" and individually as a "Facility"):
 ----------                         --------

     2.1  Term Loan. Lenders agree to provide Borrower with a term loan ("Term
          ---------                                                       ----
Loan") in the principal amount of up to EIGHTEEN MILLION Dollars ($18,000,000),
----
which Term Loan shall be evidenced by one or more Term Notes, each substantially in the form of Exhibit A hereto (each a "Term Note" and collectively the "Term
               ---------                 ---------                        ----
Notes"). Subject to the terms and conditions of this Agreement, the Term Loan shall be disbursed in a single advance at the Closing. In no event may Borrower re-borrow any principal portion of the Term Loan that has been repaid. The Term Loan proceeds shall be applied to pay a portion of the purchase price under the Acquisition Agreement. Principal shall be payable as provided in Section 3.3,
                                                                 -----------
and interest shall accrue and be payable as provided in Section 3.1.
                                                        -----------

     2.2  Purpose Loan.  Lenders agree to provide Borrower with an additional
          ------------
term loan ("Purpose Loan") in the principal amount of SEVEN MILLION Dollars
            ------------
($7,000,000) which Purpose Loan shall be evidenced by one or more Term Notes, each substantially in the form of Exhibit B hereto (each a "Purpose Note" and
                                  ---------                 ------------
collectively the "Purpose Notes").  Subject to the terms and conditions of this
                  -------------
Agreement, the Purpose Loan shall be disbursed in a single advance on the Closing Date. In no event may Borrower re-borrow any principal portion of the Purpose Loan that has been repaid. The Purpose Loan proceeds shall be applied to pay that portion of the purchase price under the Acquisition Agreement allocable to certain real property formerly owned and operated by Seller in connection with the Business commonly known as 104 Woodmere Road located in Folsom, California. Principal of the Purpose Loan shall be payable as provided in Section 3.3, and interest shall accrue and be payable as provided in Section
   -----------                                                          -------
3.1.
---

     2.3  Revolving Loan. Lenders agree to make available to the Borrower a
          --------------
revolving line of credit ("Revolving Loan") in the maximum principal amount
                           ----------------
outstanding at any one time of TEN MILLION Dollars ($10,000,000) (the "Revolving
                                                                       ---------
Commitment Limit"), which Revolving Loan shall be evidenced by one or more
----------------
Revolving Notes, each substantially in the form of Exhibit C hereto (each, a
                                                   ---------
"Revolving Note" and collectively the "Revolving Notes"). Each Revolving Note
 --------------
shall be registered in the name of a Lender and shall have a maximum principal amount equal to such Lender's Commitment. The Revolving Loan shall mature and be payable in full on April 30, 2001 (the "Revolving Maturity Date") as provided in
                                        -----------------------
Section 3.3, and interest on the Revolving Loan shall accrue and be payable as
-----------
provided in Section 3.1. Borrower may
            -----------
from time to time repay all or a portion of the amounts outstanding under the Revolving Loan (together with accrued interest to the date of repayment on the principal amount so repaid), which amounts may be re-borrowed (subject to the Available Amount) so long as the Commitment of the Lenders to make Advances under the Revolving Loan has not been terminated. With respect to each disbursement of funds under the Revolving Loan (an "Advance"), each Lender is
                                                    -------
hereby authorized to record, on its books and records, the date and amount of such Advance, the duration of each Interest Period therefor and the interest rate applicable to such Interest Period. The information so recorded by each Lender shall be conclusive and binding in the absence of manifest error. Notwithstanding the foregoing, the failure by any Lender to record any such information shall not impair the liability of Borrower to make any payment of the Obligations when due. Notwithstanding any other provision of this Agreement, Borrower shall have a minimum unused Available Amount of not less than $5,000,000 at the Closing Date after giving effect to the initial Advance and shall maintain such minimum unused Available Amount for a period of not less than 30 consecutive days following the Closing Date.

     2.4  Borrowing Procedure. Borrower may request an Advance pursuant to
          -------------------
written notice or pursuant to telephonic notice confirmed in writing or by facsimile (each a "Borrowing Request"). Each Borrowing Request shall be made not
                   -----------------
later than the applicable time and date specified in Section 3.1, and shall
                                                     -----------
specify the date and amount of the requested Advance, the initial Interest Period therefor (in the case of a LIBOR Loan), and whether such Advance is to bear interest with reference to LIBOR or the Floating Rate for such Interest Period. All Borrowing Requests and confirmations thereof in writing or by facsimile must be signed by an officer of Borrower who has been identified in writing to Agent as an officer authorized to make Borrowing Requests on behalf of Borrower. If there is any discrepancy between a telephonic notice and the subsequent written confirmation thereof and Agent has already acted upon the original telephonic notice, the terms of such telephonic notice shall be determinative. Borrower indemnifies Agent, each Lender and their respective officers, employees and agents, and holds each such Person harmless from all liability, loss, cost and expense in connection with any act resulting from any Borrowing Request (whether telephonic, written or by facsimile) which is reasonably believed to have been made by an officer authorized to make Borrowing Requests on behalf of Borrower. The foregoing indemnification shall survive the termination of this Agreement.

     2.5  Lenders' Records. With respect to each Loan, each Lender is hereby
          ----------------
authorized to mark the date, principal amount, interest rate and Interest Period (if any) applicable thereto and any payments made thereon on its books and records (either manually or by electronic entry) and/or on any schedule attached to the applicable Note, which notations shall be conclusive evidence of the information marked, in the absence of manifest error.

     2.6   Up-front Fee.  As an up-front fee for underwriting the Facilities
           ------------
provided hereunder, Borrower shall pay to Agent on or prior to the Closing Date, for the ratable benefit of the Lenders, an amount equal to 0.50% of the sum of the aggregate maximum principal amounts of the Facilities.

     2.7  Commitment Fee.  Borrower will to pay to Agent, for the ratable
          --------------
benefit of the Lenders, an unused commitment fee on a quarterly basis in arrears (accruing from the Closing Date), in an amount equal to the applicable percentage set forth below (based upon Borrower's ratio of Funded Debt at the end of the most recently ended fiscal quarter to EBITDA for the period of four consecutive fiscal quarters ended on the last day of the most recently ended fiscal quarter) of the daily average unused portion of the Revolving Commitment Limit during such quarter:

     Funded Debt / EBITDA ratio        Commitment Fee
     --------------------------        --------------

     More than 2.50                         0.500%
     1.75 or more not more than 2.50        0.375%
     Less than 1.75                         0.250%

3.  PAYMENTS OF PRINCIPAL, INTEREST AND OTHER AMOUNTS.
    -------------------------------------------------

     3.1  Interest. Amounts outstanding under the Loans shall bear interest
          --------
based at the rate per annum equal to the sum of the Base Rate from time to time plus the Applicable Base Rate Margin (the "Floating Rate") or, at Borrower's election (which election shall not be available at any time when an Event of Default is continuing) subject to the following provisions of this Section 3.1,
                                                                   -----------
at the rate per annum equal to the sum of LIBOR plus the Applicable LIBOR Margin (the "LIBOR Rate"); provided, that following the occurrence and during the
      ----------    --------
continuance of an Event of Default, all amounts outstanding under each Facility shall, at the option of Agent, bear interest at the rate per annum equal to the sum of the Floating Rate (computed at the highest Applicable Base Rate Margin) plus 2%. A portion of principal outstanding hereunder bearing interest at the Floating Rate shall be referred to as a "Floating Rate Loan"; and a portion of
                                         ------------------
principal outstanding hereunder bearing interest at the LIBOR Rate shall be referred to as a "LIBOR Loan". With respect to any Floating Rate Loan, any
                  ----------
Advance shall be requested upon at least one (1) Business Day's prior notice given to the Agent prior to 12:00 noon California time (but Lenders will consider Advancing, to the extent practicable, Floating Rate Loans on the same day requested). With respect to any LIBOR Loan, Borrower may, at the end of the applicable Interest Period (or, subject to Section 3.7, on any other Business
                                           -----------
Day), Convert such loan to a Floating Rate Loan. Borrower may at any time (subject to the following sentence) Convert a Floating Rate Loan into a LIBOR Loan. At the time any Advance is requested to which Borrower desires the LIBOR Rate to be applicable, and/or Borrower wishes to have the LIBOR Rate apply to all or a portion of the outstanding principal of the Loans, and at the end of any Interest Period for a LIBOR Loan which Borrower wishes to Continue as a LIBOR Loan, Borrower shall give Agent notice (which notice shall be delivered not less than three (3) Business Days prior to the first day of the Interest Period) specifying (i) the interest rate option selected by Borrower, (ii) the principal amount to be subject to such interest rate, and (iii) if the LIBOR Rate is selected, the length of the applicable Interest Period. Any such notice may be given by telephone so long as, in the case of LIBOR Loans, Agent received written confirmation of such telephonic notice not later than three (3) Business Days after such telephonic notice is given. Notwithstanding the foregoing, Borrower may only request the LIBOR Rate for amounts of principal that are at least $1,000,000 in the aggregate and integral multiples of $500,000, and no more than five (5) LIBOR Loans may be outstanding at any time. If, upon any request to have the LIBOR Rate apply to any portion of the Loans, Borrower does not immediately accept the LIBOR Rate quoted by Agent, any subsequent acceptance by Borrower shall be subject to a redetermination of the LIBOR Rate by Agent; provided that if Borrower fails to accept any such quotation as given, then the
--------
quoted rate shall expire and Agent shall be under no obligation to permit
Borrower to select the LIBOR Rate on such day.   With respect to any portion of
the Loans for which the LIBOR Rate has not been duly selected in accordance with the foregoing provisions of this Section 3.1, Borrower will be deemed to have
                                 -----------
selected the Floating Rate.

     3.2  Interest Payments and Computations. Accrued interest on all
          ----------------------------------
outstanding Floating Rate Loans shall be due and payable on the last Business Day of each month. Accrued interest on all outstanding LIBOR Loans shall be due and payable on the last day of the applicable Interest Period, but in no event later than 90 days following the commencement of such Interest Period. Interest on LIBOR Loans shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the applicable Interest Period, but excluding the last day of such period. Interest on each Floating Rate Loan shall be computed on the basis of a 365- or 366-day year and shall be assessed for the actual number of days elapsed.

     3.3  Principal Payments. The outstanding principal of the Loans shall be
          ------------------
payable as follows:

          (a) The principal of the Term Loan shall be payable in equal monthly installments of $500,000 each, payable on the last Business Day of each month, and the entire unpaid principal balance of the Term Loan shall be due and payable on September 30, 2001.

          (b) The outstanding principal of the Revolving Loan shall be payable in full on the

Revolving Maturity Date.

          (c) The outstanding principal of the Purpose Loan shall be payable in full upon the first to occur of (i) January 5, 2000 and (ii) 10 days following the close of escrow for the sale by Borrower of the real property located at 104 Woodmere Avenue, Folsom, California as acquired by Borrower in connection with the Acquisition.

          (d) Not later than 30 days prior to each date on which Borrower or any of its Subsidiaries is to receive any Net Cash Proceeds which would cause the aggregate amount of Net Cash Proceeds received by Borrower and its Subsidiaries during the current fiscal quarter to equal or exceed $250,000 (or promptly upon becoming aware that any Net Cash Proceeds are to be received, if less than 30 days prior to the anticipated date of receipt), Borrower shall deliver to Agent an officer's certificate setting forth in reasonable detail a description of the transaction or event generating such Net Cash Proceeds, and stating the date such transaction or event is expected to occur and the amount of the Net Cash Proceeds expected to be received by Borrower or any of its Subsidiaries in connection therewith. Unless within 30 days after receipt of such notice, Agent (at the direction of the Required Lenders) shall deliver a written notice to Borrower declining to accept such Net Cash Proceeds, concurrently with the receipt by Borrower or any of its Subsidiaries of such Net Cash Proceeds, the entire amount of such Net Cash Proceeds shall be paid to Agent (for the benefit of the Lenders) in immediately available funds, together with unpaid interest accrued on such amount to the date of such payment but without prepayment charge or premium (it being understood that in the absence of an Event of Default Borrower shall only be required to offer Net Cash Proceeds to the repayment of the Obligations to the extent that they exceed $250,000 in any fiscal quarter or $1,000,000 in any fiscal year). Notwithstanding the foregoing, in the case of any such receipt of insurance proceeds or condemnation award, Borrower shall have the option to apply all or any portion of such amount, (A) within 30 days following the date of receipt thereof (the "Receipt Date") to replace the
                                            ------------
Property in respect of which such sums were received or to purchase other Property to be used in the ordinary course of Borrower's business or (B) to repair or restore such Property or other Property used in the ordinary course of Borrower's business; provided, that (1) to the extent that Borrower so elects to
                     --------
restore or repair Property, it shall commence such repairs or restoration promptly upon the receipt of insurance proceeds (and in no event later than 30 days after the Receipt Date) and shall diligently pursue at all times thereafter such repair or restoration, which shall be completed not more than 60 days following the Receipt Date, (2) pending the application of any such insurance proceeds or condemnation award pursuant to clause (A) or (B) of this sentence, any amounts to be so applied shall be retained and invested solely in Permitted Investments, and (3) any portion of such insurance proceeds or condemnation award that is not to be so applied shall be paid to Agent in accordance with the second sentence of this subsection (d).
                        --------------

          (e) Anything herein to the contrary notwithstanding, the aggregate outstanding principal amount of the Revolving Loan shall not at any time exceed the Available Amount as from time to time determined (in accordance with the most recently delivered Borrowing Base Certificate), and no Advance may be requested unless after giving effect thereto Borrower is in compliance with foregoing requirement. In the event that the aggregate outstanding principal amount of the Revolving Loan shall at any time and for any reason (including, without limitation, a decrease in the amount of the Borrowing Base) exceed the Available Amount then in effect, Borrower shall, without notice or demand, pay not later than the Business Day after the date such excess is determined the amount of such excess to Agent as a prepayment of the principal amount of the Revolving Loan, together with all unpaid interest accrued on the amount of such excess to such date but without prepayment charge or premium. Upon any determination by Borrower that a prepayment of the Revolving Loan is required pursuant to this Section 3.3(e), Borrower shall immediately notify Agent in
                 --------------
writing of such determination, specifying the amounts of principal and interest required to be prepaid hereunder and the date on which such prepayment will occur.



     3.4  LIBOR Lending Unlawful. If any Lender shall determine in its
          ----------------------
reasonable discretion (which determination shall, upon notice thereof to Borrower and Agent, be conclusive and binding on Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Body asserts that it is unlawful, for such Lender to make, continue or maintain any loan as, or to convert any loan into, a LIBOR Loan, the obligations of such Lender to make, continue, maintain or convert any such loans shall, upon such determination, forthwith be suspended until Lender shall notify Borrower and Agent that the circumstances causing such suspension no longer exist, and all LIBOR Loans shall automatically convert into Floating Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     3.5  Deposits Unavailable. If any Lender shall have determined in its
          --------------------
reasonable discretion that by reason of circumstances affecting such Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from such Lender to Borrower, the obligations of such Lender to make or continue any loans as, or to convert any loans into, LIBOR Loans shall forthwith be suspended until such Lender shall notify Borrower and Agent that the circumstances causing such suspension no longer exist.

     3.6  Increased LIBOR Loan Costs, etc. Borrower agrees to reimburse each
          -------------------------------
Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any loans as, or of converting (or of its obligation to convert) any loans into, LIBOR Loans. Each Lender shall promptly notify Borrower and Agent in writing upon the earlier of (i) Lender's determination that any such event is likely to occur and (ii) the occurrence of any such event, which notice shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrower.

     3.7  Funding Losses. In the event that any Lender shall incur any loss or
          --------------
expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, Continue or maintain any portion of the principal amount of any loan as, or to convert any portion of the principal amount of any loan into, a LIBOR Loan) as a result of (a) any Conversion or repayment or prepayment of the principal amount of any LIBOR Loan on a date other than the scheduled last day of the Interest Period applicable thereto, for any reason, or (b) any loans not being made as LIBOR Loans in accordance with Borrower's request therefor; then, upon the written notice of such Lender to Borrower and Agent, Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in such Lender's reasonable determination) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.

     3.8  Direct Debit Authorization. Agent is hereby authorized, but shall not
          --------------------------
be required, to deduct automatically from Borrower's account number 1891120121 maintained at Comerica Bank-California, scheduled payments of principal of and interest on the Loans as and when the same shall become due and payable.

4.  PLEDGE OF COLLATERAL.
    --------------------

     4.1  Grant of Security Interest. As collateral security for the prompt and
          --------------------------
complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for the benefit of the Lenders, a security interest in all of Borrower's right, title and interest in, to and under the following, wherever located, whether now or hereafter owned, existing or acquired (collectively, the "Collateral"):
                                                          ----------

          (a)  all Inventory;

          (b)  all Accounts;

          (c)  all Chattel Paper and Instruments;

          (d)  all Documents;

          (e)  all Equipment;

          (f) all General Intangibles (including, without limitation, Intellectual Property);

          (g) any and all balances, credits, deposits, accounts or moneys of or in its name in the possession or control of, or in transit to, Agent or any other financial institution (including, without limitation, the Deposit Account and all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time);

          (h) all other rights to the payment of money, including, without limitation, amounts due from any Person, amounts due from any shareholder, tax refunds and insurance proceeds;

          (i) all other goods and personal property of Borrower whether tangible or intangible or whether now owned or hereafter acquired by Borrower and wherever located;

          (j) all books, correspondence, credit files, records, invoices, bills of lading and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, computer runs, ledgers and other papers and documents in the possession or control of Borrower or any computer bureau from time to time acting for Borrower;

          (k) all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of Borrower; and

          (l) all accessions to, substitutions for, and replacements, proceeds and products of any of the foregoing, including, without limitation, all rights in, to and under all policies of insurance, including, without limitation, claims or rights to payments thereunder and proceeds therefrom, and any credit insurance.

     4.2  Agent as Attorney-in-Fact.
          -------------------------

          (a) Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, without notice to or assent by Borrower, to do the following:

          (i) upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Borrower for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

          (ii) upon the occurrence and during the continuation of an Event of Default, to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

          (iii) upon the occurrence and during the continuation of an Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Agent or as Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral; (D) to settle and adjust any claims under all policies of insurance covering the Collateral; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (F) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (G) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (H) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent, copyright or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Agent shall in its sole discretion determine; (I) to receive and open Borrower's mail, and to appropriate therefrom any payment in respect of Accounts or otherwise constituting Collateral and apply the same to the Obligations (in furtherance of which Agent shall be entitled to direct any party, including the U.S. Postal Service, to send Borrower's mail to Agent) and (K) generally to sell, transfer, pledge, make any agreement with respect or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option, at any time, or from time to time, all acts and things which Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do; and

          (iv) at any time and from time to time, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or maintain Agent's Liens against any of the Collateral.

          (b) Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof, except for their respective gross negligence or willful misconduct and for failure to exercise reasonable care with respect to any Collateral under their respective possession or control. The power of attorney granted pursuant to this
Section 4.3 is a power coupled with an interest and shall be irrevocable until
-----------
the Obligations are indefeasibly paid in full.

          (c) The powers conferred on Agent hereunder are solely to protect Agent's interests in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for its or their respective gross negligence or willful misconduct and for failure to exercise reasonable care with respect to any Collateral under its or their respective possession or control.

          (d) Borrower also authorizes Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Borrower in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 8.3, any endorsements,
                                         -----------
assignments or other instruments of conveyance or transfer with respect to the Collateral.

     4.3  Performance of Borrower's Obligations. If Borrower fails to perform or
          -------------------------------------
comply with any of its agreements contained herein and Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by Borrower to Agent on demand and shall constitute Obligations secured hereby.

5.  CONDITIONS PRECEDENT.
    --------------------

     5.1  Initial Borrowing. The obligations of the Lenders to disburse the Term
          -----------------
Loan, to make the initial loan under the Purpose Line and to make the initial Advance under the Revolving Loan are subject to the fulfillment, to the satisfaction of Agent, the Lenders and their counsel, of each of the following conditions:

          (a) Proceedings Satisfactory; Due Diligence.  All corporate and other
              ---------------------------------------
proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Agent and its counsel, and Lenders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. Agent shall have completed its due diligence review of Borrower and the Collateral (including, without limitation, the status of any litigation), the results of which shall be satisfactory to Agent in all respects. Agent shall have received appraisals to its satisfaction of all inventory and other Property of Borrower, including all Property being acquired by Borrower pursuant to the Acquisition. In addition, Agent shall have received a statement of the sources and uses of all funds being transferred on the Closing Date in connection with the Transaction, all in reasonable detail and satisfactory to Agent.

          (b) Delivery of Notes.  There shall have been delivered to each Lender
              -----------------
such Lender's respective Term Note, Purpose Note and Revolving Note, each duly executed by Borrower and dated the Closing Date, in the respective principal amounts, having the required maturity date and as otherwise provided herein.

          (c) Opinion of Borrower's Counsel.  Agent and the Lenders shall have
              -----------------------------
received from Stradling Yocca Carlson & Rauth, counsel for Borrower, legal opinions addressed to Agent and the Lenders and dated the Closing Date substantially to the effect of the matters set forth in Exhibit D. Agent and
                                                        ---------
the Lenders shall also have received such opinions of local or special counsel as they may reasonably request.

          (d) Initial Borrowing Base Certificate.  Prior to the Closing Date,
              ----------------------------------
Borrower shall have delivered to Agent a duly completed and executed Borrowing Base Certificate and Accounts Trial Balance as at September 27, 1998, satisfactory in form and substance to Agent. Agent shall be satisfied that Borrower will have, after giving effect to the Transactions, an unused Available Amount of not less than $5,000,000.

          (e) Representations and Warranties True, Etc.; Certificates.  The
              -------------------------------------------------------
representations and warranties contained in Section 6 and elsewhere in this
                                            ---------
Agreement and the representations and warranties contained in the other Loan Documents shall be true in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. Borrower shall have performed all material agreements on its part required to be performed under this Agreement and the other Loan Documents on or prior to the Closing Date; there shall exist on the Closing Date no Default or Event of Default; Borrower shall have delivered to Agent an officer's certificate, dated the Closing Date, to such effect and to the effects specified in subsections (f), (g), (h) and (i) below, inclusive; and Agent shall have received such certificates or other evidence as Agent may request to establish that the proceeds of the Loans made on the Closing Date will be applied as contemplated by this Agreement.

          (f) Acquisition and Other Transactions.  Concurrently with the
              ----------------------------------
disbursement of the Loans, the Acquisition shall have been duly consummated in accordance with the provisions of the Acquisition Agreement, and the Acquisition shall become effective in accordance with the provisions of the Acquisition Agreement, and Agent and the Lenders shall have received such certificates, opinions and other evidence with respect to the foregoing as they shall request.

          (g) Absence of Material Adverse Effect, Etc.  Since December 28,
              ----------------------------------------
1997, except as disclosed in Borrower's periodic reports filed with the SEC, no change or changes shall have occurred to the business, operations, Properties, assets, income, prospects or condition, financial or otherwise, of Borrower which Agent reasonably believes constitutes or is likely to have a Material Adverse Effect.

          (h) Consents and Approvals.  All necessary consents, approvals and
              ----------------------
authorizations of, and declarations, registrations and filings with, Governmental Bodies and nongovernmental Persons required in order to consummate the Acquisition, the Loans and the other Transactions shall have been obtained or made and shall be in full force and effect.

          (i) Absence of Litigation, Orders, Etc.  Except as disclosed on
              -----------------------------------
Schedule 6.7, there shall not be pending or, to the knowledge of Borrower,
------------
threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or the respective assets or Property of any of such Persons which seeks to enjoin or restrain any of the Transactions or which Agent reasonably believes in good faith is likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be in effect which purports to enjoin or restrain any of the Transactions or which Agent reasonably believes in good faith constitutes or is likely to have a Material Adverse Effect.

          (j) Deposit Account.  Borrower shall have established a deposit
              ---------------
account with Agent (the "Deposit Account"), and Borrower shall have supplied
                         ---------------
Agent with evidence of the filing of the appropriate financing statements and other documents under the provisions of the UCC or under applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, and shall have taken all other action as may be necessary or appropriate to grant Agent valid, enforceable, first priority perfected Liens in the Deposit Account.

          (k) Financing Statements; Assignments. On or prior to the Closing
              ---------------------------------
Date, Borrower shall have duly executed, delivered, and caused to be filed (or permitted Agent to file) UCC financing statements identifying Borrower as "debtor" and Agent, for the benefit of the Lenders, as "secured party" and containing an adequate description of the Collateral, in all places deemed necessary or desirable by Agent in order to perfect the security interest granted pursuant to this Agreement. Borrower shall have executed and delivered to Agent a Copyright Mortgage substantially in the form of Exhibit F, a
                                                           ---------
Trademark Security Agreement substantially in the form of Exhibit G and a Patent
                                                          ---------
Security Agreement substantially in the form of Exhibit H, in each case to the
                                                ---------
extent applicable to Borrower's Intellectual Property. In addition, Agent shall have received such other assignments, endorsements and instruments as may be necessary to perfect Agent's security interest in any Collateral).

          (l) Constituent Documents.  Agent shall have received copies of (i)
              ---------------------
the Articles or Certificate of incorporation of Borrower, certified as of a recent date by the Secretary of State of the State of its incorporation, and
(ii) Borrower's By-Laws certified as of the Closing Date by the Secretary of Borrower.

          (m) Resolutions; Incumbency.  Agent shall have received certified
              -----------------------
resolutions of the Board of Directors of Borrower with respect to this Agreement and the other Loan Documents, together with a certificate identifying Borrower's incumbent President, Chief Executive Officer and Chief Financial Officer and setting for specimen signatures of such officers.

          (n) Borrowing Request.  Agent shall have received a Borrowing Request
              -----------------
conforming to the requirements of Section 2.4.
                                  -----------

          (o) Discharge and Release of Other Obligations.  Agent shall have
              ------------------------------------------
received evidence to its satisfaction that all existing Indebtedness and Liens of Borrower that are not permitted to remain outstanding pursuant to Section 7.7
                                                                     -----------
or Section 7.8 have been repaid, terminated and discharged.
   -----------

          (p) Fees Payable at Closing.  Borrower shall have paid (i) Agent's
              -----------------------
initial administrative fee as set forth in that certain letter agreement between Borrower and Agent and (ii) the fees of Agent's counsel for the legal fees and expenses incurred in their representation of Agent in connection with the preparation and negotiation of this Agreement and the other Loan Documents and the consummation of transactions contemplated hereby, to the extent invoiced in reasonable detail at least two (2) days prior to the Closing Date.

          (q) Insurance.  Agent shall have received policies or certificates of
              ---------
insurance satisfactory to Agent demonstrating that Borrower has obtained insurance as required by this Agreement.

          (r) Syndication of Loans.  Agent shall have received commitments from
              --------------------
Lenders in aggregate amounts sufficient to fund the maximum principal amount of the Facilities.

     5.2  Subsequent Borrowings.  The obligation of Lenders to make any Advance
          ---------------------
hereunder is further subject to the fulfillment, to the satisfaction of Agent, the Lenders and their counsel, of each of the following conditions:

          (a) Compliance with Warranties, No Default, etc.  Both before and
              -------------------------------------------
after giving effect to any Advance, (i) each of the representations and warranties set forth in Section 6 shall be true and correct in all material
                        ---------
respects with the same effect as if then made, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date, (ii) there shall exist no Default or Event of Default, and (iii) no condition shall exist and no event shall have occurred which has had or could have a Material Adverse Effect.

          (b) Borrowing Request.  Agent shall have received a Borrowing Request
              -----------------
conforming to the requirements of Section 2.4.  The delivery of each Borrowing
                                  -----------
Request shall constitute a representation and warranty by Borrower that on the date of such Advance (both immediately before and after giving effect to such Advance) the statements made in the foregoing subsection (a) are true and correct.

          (c) Available Amount Not Exceeded.  The aggregate outstanding
              -----------------------------
principal amount of the Revolving Loan, after giving effect to such Advance, shall not exceed the Available Amount.

          (d) Satisfactory Legal Form.  All documents executed or submitted
              -----------------------
pursuant hereto by or on behalf of Borrower shall be satisfactory in form and substance to Agent, the Lenders and their counsel; Agent, the Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as they may reasonably request.


6.  REPRESENTATIONS AND WARRANTIES.  Borrower hereby makes the following
    ------------------------------
representations and warranties to Agent and each Lender, it being understood that for purposes of this Section 6 all references to Property of Borrower shall be deemed to include any Property being acquired by Borrower in connection with the Acquisition.

     6.1  Existence and Authority.  Borrower and each of its Subsidiaries (a) is
          -----------------------
a corporation duly
organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect and (b) has all requisite power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party to execute, issue, sell, deliver and perform its obligations under the Notes (in the case of Borrower) and to engage in the respective transactions contemplated by this Agreement and the Loan Documents to which it is a party.

     6.2  Authorization.  The execution, delivery and performance by Borrower
          -------------
and its Subsidiaries of this Agreement, the Notes and the Loan Documents to which it is a party, are within its powers and have been duly authorized by all necessary corporate action.

     6.3  Binding Effect.  This Agreement and the Loan Documents to which
          --------------
Borrower and each of its Subsidiaries is a party are the legal, valid and binding obligations of Borrower or such Subsidiary (as the case may be), and the Notes when issued and delivered against payment therefor as herein provided will be the legal, valid and binding obligations of Borrower and each of its Subsidiaries, enforceable in accordance with their respective terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

     6.4  Ownership Interests.  Except as set forth on Schedule 6.4A, Borrower
          -------------------                          -------------
will not have outstanding any equity or ownership interests or other securities convertible into or exchangeable for any of its equity or ownership interests, nor will there be outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its equity or ownership interests or any securities convertible into or exchangeable for any of its equity or ownership interests. After giving effect to the Transactions, Borrower will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity interests.

     6.5  Business Operations and Other Information; Financial Condition.
          --------------------------------------------------------------

          (a) Borrower has delivered to Agent and the Lenders true and complete copies of (i) the audited consolidated balance sheets of Borrower as of December 29, 1996 and December 28, 1997, and the related audited statements of operations and earnings (or deficit) and cash flows for each of the fiscal years then ended, together with the notes thereto and the reports thereon of Deloitte & Touche, LLP (the "Audited Financial Statements"), and (ii) the unaudited balance
                  ----------------------------
sheets of Borrower as of March 29 and June 28, 1998, and the respective related unaudited statements of operations and earnings and cash flows for the portions of Borrower's fiscal year then ended (the "Unaudited Financial Statements" which
                                           ------------------------------
Audited Financial Statements and Unaudited Financial Statements are true and correct; the Audited Financial Statements and the Unaudited Financial Statements are sometimes hereinafter collectively referred to as the "Financial
                                                           ---------
Statements"). True and complete copies of the Financial Statements are attached hereto as Schedule 6.5A. The Financial Statements have been prepared in
          -------------
accordance with GAAP (except as noted thereon) consistently applied throughout the periods involved, and present fairly, in all material respects, the financial position of Borrower as at each of the dates of the balance sheets contained therein and the respective results of operations and cash flows of Borrower for each of the respective periods then ended, subject, in the case of the Unaudited Financial Statements, to non-material year-end audit adjustments and absence of the notes required by GAAP. As of the date of each of the balance sheets included in the Financial Statement Borrower had no Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto.
          (b) Except as contemplated herein or in the Loan Documents, or as disclosed in Schedule 6.5B or in Borrower's periodic reports filed with the SEC,
             -------------
since December 28, 1997, Borrower has not:

          (1) written off or been required by GAAP to write off any Accounts or Inventory other than in the ordinary course of business in accordance with its past practices; or

          (2) suffered any Material Adverse Effect or any event or condition which could reasonably be expected to result in a Material Adverse Effect.

          (c) Borrower has delivered to Agent and the Lenders its latest (as of the Closing Date) projections of the income and cash flow (assuming completion of the Transactions) for fiscal year 1999. Such projections have been prepared in good faith by management of Borrower on the basis of assumptions, set forth therein, which such management reasonably believes are fair and reasonable in light of the historical financial performance of Borrower and the Business and of current and reasonably foreseeable business conditions.

          (d) Borrower has delivered to Agent and the Lenders a pro forma balance sheet for Borrower as at the Closing Date after giving effect to the Transactions, prepared by Borrower in good faith on the basis of the historical balance sheets of Borrower as of September 30, 1998, and the historical financial performance of the Business (the "Pro Forma Balance Sheet"). The Pro
                                            -----------------------
Forma Balance Sheet fairly presents in all material respects the consolidated financial position of Borrower as of the close of business on such date on a pro forma basis after giving effect to the Transactions, and contains all pro forma adjustments necessary in order to fairly reflect such assumption.

     6.6  Subsidiaries.  Except as set forth on Schedule 6.6, Borrower does not
          ------------                          ------------
have (a) any Subsidiaries or (b) any capital stock or other equity interest in any other Person or any option, warrant or right to purchase or acquire any such capital stock or other equity interest. None of Borrower's Subsidiaries owns any material assets or conducts any material business.

     6.7  Litigation; No Violation of Governmental Orders or Laws.
          -------------------------------------------------------

          (a) Except as set forth in Schedule 6.7(a), there are no actions,
                                     ---------------
suits or proceedings pending, or, to the best knowledge of Borrower after due inquiry, threatened against or affecting Borrower and each of its Subsidiaries or against any officer or director of Borrower and each of its Subsidiaries which is reasonably likely to individually or in the aggregate, a Material Adverse Effect; or which seek to enjoin, or otherwise prevent the consummation of, any of the Transactions in any court or before any arbitrator of any kind or before or by any Governmental Body.

          (b) Except as set forth in Schedule 6.7(b), Borrower and each of its
                                     ---------------
Subsidiaries will not be, after or as a result of giving effect to the Transactions, in default under or in violation of any Order of any court, arbitrator or Governmental Body or any statute or law or any rule or regulation of any Governmental Body, which default or violation has or might have a Material Adverse Effect; and none of them is subject to or a party to any Order of any court or Governmental Body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

     6.8  Outstanding Indebtedness; Investments.
          -------------------------------------

          (a) Schedule 6.8A sets forth a correct and complete list and
              -------------
description of each item of Indebtedness in excess $100,000 of Borrower and all Liens securing such Indebtedness, now outstanding or existing, or which will be outstanding or existing on the Closing Date after giving effect to the Transactions.

          (b) Schedule 6.8B sets forth a correct and complete list of each item
              -------------
of Investments of

Borrower which is now outstanding or existing, or which will be outstanding or existing on the Closing Date after giving effect to the Transactions.

     6.9   Consents, etc.  No consent, approval or authorization of or
           --------------
declaration, registration or filing with any Governmental Body or any nongovernmental Person (including, without limitation, any creditor or stockholder of Borrower, and also including, without limitation, any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) is required in connection with the execution or delivery of this Agreement, the Notes or any of the other Loan Documents by the respective parties thereto or the performance by such parties of their respective obligations thereunder, or in connection with the consummation of the Transactions hereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the other Loan Documents, except for such consents, approvals, authorizations, declarations, registrations or filings as are listed in Schedule 6.9, all of which have been or will on or
                            ------------
prior to the Closing Date be obtained and are or will then be in full force and effect. The Acquisition is exempt from all applicable bulk sale and bulk transfer laws.

     6.10  Title to Properties.
           -------------------

           (a) Borrower and each of its Subsidiaries has (i) good and marketable fee simple title to its respective real Properties (other than real Properties which are leased from others), subject to no Lien of any kind except Liens permitted by Section 7.8 and (ii) good title to all of its Equipment and other
             -----------
personal Property and assets (other than Properties and assets leased from others), subject to no Lien of any kind except Liens permitted by Section 7.8.
                                                                  -----------
Schedule 6.10(a) sets forth a true and complete list and brief description of
----------------
all real Property owned or leased by Borrower and each of its Subsidiaries on the Closing Date (after giving effect to the Acquisition), together with a true and complete list of all leases of real Property to which Borrower and each of its Subsidiaries is a party, identifying the parties to each such lease and the Property to which it relates. True and complete copies of all such leases, together with all amendments, modifications and supplements thereto to the date hereof, have been delivered to Agent. Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party, none of which contains any unusual or burdensome provisions which might reasonably be expected to have a Material Adverse Effect, and all such leases are valid and subsisting and in full force and effect. Borrower and each of its Subsidiaries are not in breach or violation of the terms of any of such leases (except for such breaches and violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), and after due inquiry Borrower knows of no breach or violation of any of such leases by any party other than Borrower and each of its Subsidiaries. None of the personal Property owned or to be owned by Borrower or any such Subsidiary is located or stored on sites other than those listed on Schedule 6.10(a). Except
                                                      ----------------
as set forth in Schedule 6.10(a), as of the Closing Date the tangible Properties
                ----------------
of Borrower are and will be reasonably fit for the use for which they are being put by each of such Persons in the ordinary course of its business and are in reasonably sufficient and satisfactory condition to operate the business of each of such Persons as presently conducted except for such tangible Properties with respect to which the failure to be so fit or to be in such condition could not reasonably be expected to give rise to a Material Adverse Effect. Schedule
                                                                   --------
6.10(a) also contains a true, complete and correct list and brief descriptions
-------
of all items of Equipment having a value of $10,000 or more owned or leased by each of such Persons on the Closing Date.

          (b) Except as disclosed in Schedule 6.10(b), the real Property of
                                     ----------------
Borrower is not in violation of any law or any building, zoning or other ordinance, code, rule, order, requirement or regulation, except for violations which, individually and in the aggregate, would not have a Material Adverse Effect; all licenses and certificates of occupancy which are material to the ownership or operation of such real Property have been obtained and are usable by such respective Persons, and are transferable, if necessary, or consent to such transfer will be obtained before the Closing Date (without cost or penalty to Agent); and there is no pending or, to the best knowledge of Borrower after due inquiry, threatened litigation, administrative action or examination, claim or demand relating to such real Property.

     6.11  Taxes.  Except as disclosed on Schedule 6.11, as of the Closing Date
           -----                          -------------
Borrower and each of its Subsidiaries, and each Person required to file any tax or informational return in respect of any consolidated group of which any of them is or has been a member, as the case may be, has prepared and timely filed or on behalf of each of such Persons there have been filed, all required federal, state, local and foreign tax returns which are required to have been filed by or on behalf of such Persons, which returns were prepared on a basis consistent with its financial records and all taxes shown thereon to be due have been timely paid in full. To the best of Borrower's knowledge, as of the Closing Date no tax liens have been filed and no claims are being asserted with respect to any such taxes. Except as disclosed on Schedule 6.11, as of the Closing Date
                                          -------------
no tax assessment against any such Person has been proposed and all of their respective tax liabilities are adequately provided for on their respective books and financial statements in accordance with GAAP.

     6.12  No Conflicts with Agreements, Etc.  Neither the execution and
           ----------------------------------
delivery of this Agreement, the Notes or any other Loan Document nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, the charter or by-laws of Borrower or any contract, agreement, mortgage, indenture, lease, instrument, Order, statute, law, rule or regulation to which any of them or any of their respective assets is subject, or (except pursuant to the Loan Documents) result in the creation of any Lien on any Properties of Borrower and each of its Subsidiaries, which conflict, breach, violations, defaults or Liens, could reasonably be expected to have a Material Adverse Effect, or require for its validity any authorization, consent, approval, exemption or other action by or notice to any Governmental Body or any of the equity holders of any of them, except for such authorizations, consents, approvals, exemptions or other actions as have been taken or obtained prior to or on the Closing Date and are in full force and effect on such date. Neither Borrower nor any of its Subsidiaries is in violation of, or in default under, any (i) Order, law or administrative regulation binding upon it or any of its Properties or (ii) any contract, mortgage, indenture, lease, instrument or agreement binding upon it or any of its Properties, which breach, conflict, violation or default could reasonably be expected to have, individually or in the aggregate with all other such breaches, conflicts, violations and defaults, a Material Adverse Effect.

     6.13  Related Documents.  Borrower has delivered to Agent and its counsel
           -----------------
true and correct copies of the Acquisition Agreement and each of the other documents executed and delivered in connection therewith (including all Exhibits and Schedules thereto) as now in effect, including all amendments, modifications and supplements thereto, and of each document, certificate or statement required to be executed or delivered by any party thereunder (there being no amendments or modifications to the Acquisition Agreement or any of such other documents, and no waiver of any rights thereunder by Borrower, nor of any condition to the obligations of Borrower under any thereof, except as heretofore disclosed to Agent in writing).

     6.14  Disclosure.  Neither this Agreement nor any other document,
           ----------
certificate or statement furnished to Agent in writing by or on behalf of Borrower and each of its Subsidiaries in connection herewith, including the Acquisition Agreement, contained, as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower (other than matters disclosed in Borrower's annual and quarterly reports filed with the SEC pursuant to the Exchange Act and matters of a general economic or political nature) which now has or could reasonably be expected to have a Material Adverse Effect.

     6.15  Broker's or Finder's Commissions.  Except as set forth on Schedule
           --------------------------------
6.15, no broker's or finder's fee or commission will be payable by Borrower with respect to any of the Transactions. Borrower agrees to indemnify Agent and hold Agent harmless against any loss, cost, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.

     6.16  Labor Matters.
           -------------

           (a) Borrower and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours (except for such instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), and none of such Persons is engaged in any unlawful labor or employment practice nor has received any notice of a complaint, charge or allegation to the contrary (except for such instances of the foregoing description as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). There is no labor strike, dispute, slowdown or work stoppage pending or, to Borrower's best knowledge after due inquiry, threatened against or affecting Borrower and each of its Subsidiaries. No material grievance or arbitration proceeding arising out of or under any collective bargaining agreement to which Borrower and each of its Subsidiaries is a party or subject is pending. To Borrower's best knowledge after due inquiry, no present or former employee of Borrower and each of its Subsidiaries has any claim for wrongful discharge (except for such claims as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

          (b) During the five year period ending on the Closing Date, no present or former employee or independent contractor of Borrower and each of its Subsidiaries has any pending or threatened claim for (A) overtime pay, other than overtime pay for the current period; (B) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period);
(C) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the employer's current fiscal year; (D) any violation of any statute, ordinance, contract or regulation relating to minimum wages or maximum hours of work; (E) discrimination against employees on any basis; (F) unlawful or wrongful employment or termination practices; (G) unlawful retirement, termination or labor relations practices, breach of contract or other claim arising under a collective bargaining agreement, individual, express or implied contract, or policy, practice or procedure manual or statement; (H) any violation of occupational safety or health standards, or any violation of the Worker Adjustment Retraining and Notification Act ("WARN"), except for such claims that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     6.17  Environmental Matters.  Except as set forth in Schedule 6.17, as of
           ---------------------                          -------------
the Closing Date:

           (a) there is no pending Environmental Matter relating to Borrower and each of its Subsidiaries or any of its Properties, and after due inquiry Borrower is aware of no facts that could result in any such Environmental Matter. None of such Persons has agreed to assume by contract or otherwise any liability of any other Person for cleanup, compliance, or required capital expenditures in connection with any Environmental Matter arising prior to the date hereof;

           (b) the Properties used, owned, leased, operated, managed or controlled at any time by Borrower and each of its Subsidiaries are free of contamination from Hazardous Materials, including, without limitation, any contamination of the associated air, soil, groundwater or surface waters, and are free of any other potentially injurious chemical or physical conditions;

           (c) Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws (except for such instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), has cured any past violations or alleged violations of Environmental Laws to the satisfaction of Governmental Bodies, is not currently in receipt of any notice of violation, is not currently in receipt of any notice of any potential liability for cleanup of Hazardous Materials and is not now subject to any investigation or information request by a Governmental Body concerning Hazardous Materials or any Environmental Laws. Borrower and each of its Subsidiaries holds and is in compliance with all governmental permits, licenses, and authorizations necessary to operate their businesses that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials (except for such instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). To the best knowledge of Borrower after due inquiry, such Persons have at all times generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed. stored. treated. transported and disposed of Hazardous Materials in material compliance with all applicable laws and regulations, including permit requirements;

           (d) no real Property of Borrower or any of its Subsidiaries is (i) listed or, to the best of Borrower's knowledge, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, or on any comparable list maintained by any Governmental Body;

           (e) no Properties of Borrower and each of its Subsidiaries is subject to any Lien or claim for Lien in favor of any Person as a result of any Environmental Matter or response thereto;

           (f) to the best knowledge of Borrower after due inquiry, no Hazardous Materials, including leachate and effluents, generated, disposed of, transported, managed or released by Borrower and each of its Subsidiaries have caused or will cause in whole or in party any contamination or injury to the environment, any person, any natural resource or any Property, including, without limitation, Property through which or to which such materials were shipped. To the best knowledge of Borrower after due inquiry, neither Borrower nor any of its Subsidiaries has handled, transported, disposed of or managed any Hazardous Material in any manner that may form the basis for any present or future Environmental Matter, and no such Person has any material liabilities, absolute or contingent, on the date hereof with respect thereto; and

           (g) to the best knowledge of Borrower after due inquiry, all facilities where any Person has treated, stored, disposed of, reclaimed, or recycled any Hazardous Material on behalf of Borrower are in compliance in all material respects with all applicable Environmental Laws.

     6.18  Possession of Franchises, Licenses, Etc.  Borrower and each of its
           ----------------------------------------
Subsidiaries is in possession of all material permits, licenses or other authorizations of Governmental Bodies required for the conduct of its business and the ownership of its respective Properties, and their respective businesses are being conducted in accordance with the material requirements of such permits, licenses or other authorizations of Governmental Bodies in effect on the date hereof, and after due inquiry Borrower is not aware of any condition that would prevent the renewal of such permits, licenses or other authorizations or cause it to incur any material costs to renew such permits, licenses or other authorizations.

     6.19  Intellectual Property.  Borrower is the sole owner of, or has the
           ---------------------
right to use, free from any restrictions, claims, rights, encumbrances or burdens (including without limitation restrictions as to time or geography and rights of reversion) which would limit or interfere in any material respect with Borrower's use thereof in the ordinary course of its business, all patents, copyrights, trademarks, trade names, service marks, registrations of and applications for registration of any of the foregoing, inventions, trade secrets, technology, data, documentation, computer programs, source codes, object code and all other intellectual property or proprietary rights (collectively, "Intellectual Property"), including each portion thereof, that
                ---------------------
are necessary for the operation of its business (including the Business as heretofore conducted by Seller and as proposed to be conducted by Borrower), other than computer software which is commercially available from third parties and which is used solely for the internal operations of Borrower). All of the applications for registration included in the Intellectual Property are still pending in good standing and have not been abandoned. Schedule 6.19 identifies
                                                      -------------
any Intellectual Property as to which Borrower has any obligation to pay royalties or any other fees which are unpaid as of, or which may become due after, the date of this Agreement, except for obligations which individually or in the aggregate do not have a Material Adverse Effect. Adequate steps have been taken to protect the confidentiality of any trade secrets or other confidential information included in the Intellectual Property. All of Borrower's right, title and interest in, to and under the Intellectual Property is freely transferable, and is free and clear of any encumbrances, options, distribution rights and restrictions except to the extent expressly set forth on Schedule
                                                                    --------
6.19 hereto. Borrower has not granted any licenses to the Intellectual Property
----
to third parties. Except as identified on Schedule 6.7(a), there are no pending
                                          ---------------
or, to the best of Borrower's knowledge, threatened, claims, actions, suits, proceedings, judgments, decrees or orders (whether or not purportedly on behalf of Borrower) affecting or relating to the Intellectual Property, Borrower's right, title and interest therein or the validity, use, transfer or potential transfer of Borrower's right, title and interest therein, or alleging that the Intellectual Property conflicts with, violates or infringes the proprietary or contractual rights of others, which constitute, individually or in the aggregate, a Material Adverse Effect, nor, to the best of Borrower's knowledge, are there any existing grounds on which any such claim might be made or such action, suit or proceeding might be commenced.

     6.20  Margin Regulations; Use of Proceeds.  Borrower neither owns nor now
           -----------------------------------
intends to acquire any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207). The proceeds of the Loans will be used as provided in the Recitals. No part of the proceeds of the Loans
                                --------
will be used directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Borrower in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation U.

     6.21  Compliance with ERISA.
           ---------------------

           (a) No Pension Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended;

           (b) neither Borrower nor any ERISA Affiliate maintains or has maintained, contributes to or has contributed to, or has any liability or contingent liability with respect to a Pension Plan subject to Title IV of ERISA;

           (c) neither Borrower nor any ERISA Affiliate maintains or has maintained, contributes to or has contributed to, or has any liability or contingent liability with respect to a Multiemployer Plan;

           (d) neither Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a welfare plan (as such term is defined in Section 3(1) of ERISA) other than liability for continuation coverage described in Part 6 of Title 1 of ERISA;

           (e) Borrower and all Plans contributed to or maintained by any of them are in compliance in all material respects with all applicable provisions of ERISA and the Code and with the applicable law and administrative requirements of any relevant jurisdiction and the regulations and published interpretations thereunder, including, without limitation, the provisions of ERISA and the Code requiring continuation coverage under Plans which are group health plans subject to the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar law;

           (f) neither Borrower nor any of its ERISA Affiliates is a party in interest with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than a Plan;

           (g) neither Borrower nor any of its ERISA Affiliates has breached any of the responsibilities, obligations or duties imposed upon any of such Persons by the Code or ERISA which breach has given rise, or could reasonably be expected to give rise in the future to any obligation to pay money that would have a Material Adverse Effect on any of such Persons;

           (h) there are no actions, suits or claims other than for routine claims for benefits pending or threatened, involving the Plans that would have a Material Adverse Effect; and

           (i) all required reports and descriptions of the Plans of Borrower or its ERISA Affiliates (including but not limited to Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed, and any notices required by ERISA or the Code or the law of any other applicable jurisdiction or any ruling or regulation of any administrative agency of any applicable jurisdiction with respect to such Plans, including but not limited to any notices required by Section 204(h) or Section 606 of ERISA or
Section 4980B of the Code have been appropriately given.

     6.22  Material Contracts.  Schedule 6.22 contains a list of all written
           ------------------   -------------
supply agreements, requirements contracts, customer agreements, franchise agreements, license agreements, distribution agreements, joint venture agreements, asset purchase agreements, stock purchase agreements, merger agreements, agency or advertising agreements and other contracts, agreements and commitments (other than purchase orders entered into in the ordinary course of business, leases of real Property listed on Schedule 6.10, and other than this
                                            -------------
Agreement, the Acquisition Agreement and the other Loan Documents, or any agreement, instrument or document executed and delivered pursuant thereto) to which Borrower or any of its Subsidiaries is now, or will be on the Closing Date after giving effect to the Transactions, a party and which are now or will then be material to the business, assets or operations of such Persons ("Material
                                                                    --------
Contracts"). True and complete copies of each of the Material Contracts, with
---------
all material amendments, modifications and supplements thereto to the date hereof, have previously been furnished by Borrower to Agent or its representatives. Each of the Material Contracts is, and on the Closing Date after giving effect to the Transactions will be, valid, subsisting and in full force and effect, neither Borrower nor any of its Subsidiaries is in default under any of the Material Contracts, nor has any such default under any of the Material Contracts been asserted by any other party thereto, and there has not occurred any event which, with the giving of notice or the passage of time, or both, would constitute such a default. On the Closing Date, after giving effect to the Transactions, neither Borrower nor any of its Subsidiaries will be a party to any Material Contract or be subject to any restriction which has or is reasonably likely to have a Material Adverse Effect.

     6.23  Insurance.  Schedule 6.23 sets forth a true and complete list, in all
           ---------   -------------
material respects, and brief descriptions of all policies of workers compensation, general liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by Borrower and its Subsidiaries, true and complete copies of which policies have been previously delivered to Agent to the extent requested. Such policies are in full force and effect on the date hereof, and none of such Persons has received notice of cancellation with respect to any such policy. All premiums payable with respect to such policies have been paid through the Closing Date or otherwise will be paid in the ordinary course of business.

     6.24  Solvency.  Borrower and its Subsidiaries will be Solvent on the
           --------
Closing Date after giving effect to the Transactions and the application of the net proceeds of the Loans.

     6.25  Status under Certain Laws.  Neither Borrower nor any of its
           -------------------------
Subsidiaries is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Company Holding Act of 1935, as amended. Borrower is not subject to regulation as a "common carrier" or "contract carrier" or any similar classification under applicable state or Federal laws.


     6.26  Places of Business. The principal place of business and the chief
           ------------------
executive office of Borrower is, and on the Closing Date after giving effect to the Transactions will be, located at 2026 McGaw Avenue, Irvine, California 92614. The books and records (including, without limitation, all records of Accounts) of Borrower are, and on the Closing Date after giving effect to the Transactions all will be, located at the location set forth above.



     6.27  Other Names. The business conducted by Borrower has not been
           -----------
conducted under any corporate, trade or fictitious name other than those names listed on Schedule 6.27.
          -------------


     6.28  Account Warranties. With respect to Eligible Accounts scheduled,
           ------------------
listed or referred to in any Accounts Trial Balance delivered to Agent pursuant to the terms hereof, Borrower represents and warrants that, except as disclosed in the applicable Accounts Trial Balance, as of the date of each such Accounts Trial Balance: (a) the Accounts are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (b) they represent undisputed, bona fide transactions; (c) the amounts shown on the applicable Accounts Trial Balance and on Borrower's books and records and all invoices and statements which may be delivered to Agent with respect thereto are actually and absolutely owing solely to Borrower or one of Borrower's Subsidiaries and are not contingent; (d) no payments have been made thereon; (e) there are no material set-offs, counterclaims or disputes asserted or, to the best knowledge of Borrower, existing with respect thereto and Borrower has not made any agreement with any Account Debtor for any deduction therefrom except for discounts or allowances allowed by Borrower and its Subsidiaries in the ordinary course of business for prompt payment; (f) to the best of Borrower's knowledge, there are no facts, events or occurrences which impair in any material respect the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective Borrowing Base Certificate, Borrower's and its Subsidiaries' books and records and all invoices and statements delivered to Agent with respect thereto; (g) to the best of Borrower's knowledge, all Account Debtors have the capacity to contract and are Solvent; except, as to Solvency, for such Eligible Accounts as will not, in the aggregate, give rise to a Material Adverse Effect; and (h) the services furnished and/or goods sold giving rise thereto are not subject to any Lien except for the first and valid fully perfected security interest granted to Agent hereunder, and except for Permitted Liens.



     6.29  Equipment. After giving effect to the Transactions, (a) Borrower has
           ---------
good, indefeasible and merchantable title to its respective Equipment, except as set forth on Schedule 6.29; (b) the Equipment is located only on the premises
             -------------
set forth on Schedule 6.10; (c) the Equipment is not subject to any Lien
             -------------
whatsoever except for the first and valid fully perfected security interest granted to Agent pursuant to the terms hereof, and except for Permitted Liens;
(d) the Equipment is in good condition and repair except for such Equipment, the failure of which to be no good condition and repair, would not cause a Material Adverse Effect, ordinary wear and tear excepted, and is currently used or usable in Borrower's businesses.



     6.30  Year 2000. Borrower has undertaken a detailed review and assessment
           ---------
of all areas within the business and operations of itself and its Subsidiaries that could be adversely affected by the risk that computer applications may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, and any date subsequent to, December 31, 1999 (such risk being referred to as the "Year 2000 Problem"). Borrower's disclosure with
                         ------------------
respect to the Year 2000 Problem set forth in its Quarterly Report on Form 10-Q for the period ended June 28, 1998, is accurate in all material respects. Borrower and its Subsidiaries expect to be able properly to perform, on a timely basis, date-sensitive functions for all dates prior or subsequent to January 1, 2000 (that is, to be "Year 2000 Compliant"). The cost to Borrower and its
                     --------------------
Subsidiaries of becoming Year 2000 Compliant will not have a Material Adverse Effect.



     6.31  Reliance by Agent and Lenders; Cumulative.  Each warranty and
           -----------------------------------------
representation contained
in this Agreement shall be automatically deemed repeated with each Advance and shall be conclusively presumed to have been relied on by Agent and the Lenders regardless of any investigation made or information possessed by Agent and the Lenders. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower shall now or hereinafter give, or cause to be given, to Agent and the Lenders.


7.  COVENANTS.  Borrower covenants and agrees that, so long as any credit
    ---------
hereunder shall be available and until payment in full of the Obligations, Borrower shall, and shall cause each of its Subsidiaries to comply with the following provisions of this Section 7, it being understood that "causing" any
                             ---------
Subsidiary to comply with such covenants shall require Borrower to prevent any Subsidiary from taking any action that is prohibited hereunder:


    7.1  Financial Statements and Information.  So long as any of the
         ------------------------------------
Obligations shall be outstanding, Borrower will furnish to Agent (with sufficient copies for each Lender):



         (A) as soon as available and in any event within 30 days after the end of each fiscal month, copies of the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal month, and of the related consolidated statements of operations and cash flows for such month and for the portion of the fiscal year of Borrower ended with the last day of such fiscal month, all in reasonable detail, all such statements being certified by the chief financial officer of Borrower;

         (B) as soon as available and in any event within 100 days after the end of each fiscal year of Borrower, copies of the audited consolidated and (to the extent requested by Agent) consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and of the related audited consolidated (and, if requested, consolidating) statements of operations, earnings and cash flows for such fiscal year, together with the notes thereto, all in reasonable detail and stating in comparative form the respective audited consolidated (and, if requested, consolidating) figures as of the end of and for the previous fiscal year, (x) in the case of such audited consolidated financial statements, accompanied by a report thereon of Deloitte & Touche LLP, or other independent public accountants selected by Borrower and acceptable to Agent (the "Accountants"), which report shall be unqualified as to going concern and scope
 -----------
of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP applied on a basis consistent with prior years and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (y) in the case of any consolidating financial statements, Certified by the chief financial officer of Borrower;

         (C) within 30 days after the end of each fiscal quarter, an Officer's Certificate of Borrower (1) setting forth calculations in reasonable detail demonstrating whether or not as at the end of such fiscal quarter Borrower was in compliance with Sections 7.7, 7.8, 7.9 and 7.16 of this Agreement and (2)
                   -------------------------------
stating that, based upon such examination or investigation and review of this Agreement and other Loan Documents as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no default by Borrower or any of its Subsidiaries in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement or any of the Loan Documents exists or has existed during such period or, if such a default shall exist or have existed, the nature and period of existence thereof and what action Borrower (or the applicable Subsidiary) has taken, is taking or proposes to take with respect thereto;

         (D) promptly after the same are available and in any event within 7 days of filing, copies of all such proxy statements, financial statements, notices and reports as Borrower or any Subsidiary shall send or make available generally to any of its securityholders, and copies of all regular and periodic reports (including without limitation annual reports on Form 10-K and quarterly reports on Form 10-Q), all reports on Form 8-K and all registration statements which Borrower or any Subsidiary may file with the SEC or with any securities exchange;

         (E) within 15 days after the last Business Day of each fiscal month, Borrower shall deliver to Agent and each Lender (i) a certificate in the form of Exhibit E hereto ("Borrowing Base Certificate") showing the Borrowing Base as of
---------          --------------------------
the close of business on the last day of the immediately preceding fiscal month, and (ii) an aged trial balance of all Accounts of Borrower and its Subsidiaries as of such date ("Accounts Trial Balance"), indicating which Accounts are
                  ----------------------
current, up to 90 days, and more than 90 days past the invoice date, in each case certified as complete and correct on behalf of Borrower by an authorized officer of Borrower;

         (F) within 30 days after the commencement of each fiscal year, Borrower shall deliver to Agent a copy of a consolidated business plan for Borrower and its Subsidiaries for such fiscal year, which business plan shall contain a summary annual consolidated budget of Borrower and its Subsidiaries for such fiscal year, consolidated balance sheets as well as consolidated projections of sales, cash flow and borrowing needs for such fiscal year, on a quarterly basis, and Borrower shall deliver to Agent any material revision to any such budget promptly upon the adoption thereof;

         (G) at any time when an Event of Default shall have occurred and be continuing, upon the request of Agent, Borrower shall provide Agent with a Borrowing Base Certificate with such frequency as Agent shall specify. Upon request by Agent, Borrower shall furnish copies of any other material reports, documents or information, in a form and with such specificity as is reasonably satisfactory to Agent (to the extent such reports, documents and information can be produced or furnished without unreasonable cost), concerning Accounts included, described or referred to in such Borrowing Base Certificates, including without limitation, copies of all invoices prepared in connection with such Accounts;

         (H) promptly after the receipt thereof by Borrower and in any event within 3 Business Days thereof, copies of any final reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to Borrower by the Accountants in connection with any audit of such corporation made by the Accountants;

         (I) promptly (and in any event within 3 Business Days) after becoming aware of (1) the existence of any Default or Event of Default, an officer's certificate of Borrower specifying the nature and period of existence thereof and what action Borrower (or any of its Subsidiaries) is taking or proposes to take with respect thereto; or (2) any Indebtedness of Borrower or of any of its Subsidiaries in excess of $100,000 in the aggregate being declared due and payable before its expressed maturity, or any holder of such Indebtedness having the right to declare such Indebtedness due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Indebtedness, an officer's certificate of Borrower describing the nature and status of such matters and what action Borrower (or any of its Subsidiaries) is taking or proposes to take with respect thereto;

         (J) promptly and in any event within 3 Business Days after Borrower knows or, in the case of a Pension Plan has reason to know, that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan or Multi Employer Plan is or reasonably may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, or Borrower or any of its ERISA Affiliates will or reasonably may incur any material liability to or on account of a Pension Plan or Multi Employer Plan under Title IV of ERISA or any other liability under ERISA which could reasonably have a Material Adverse Effect has been asserted against Borrower or any of its ERISA Affiliates, an officer's certificate of Borrower setting forth information as to such occurrence and what action, if any, Borrower or an ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by Borrower or an ERISA Affiliate or the plan administrator of any such Pension Plan controlled by Borrower or such ERISA Affiliate with the Internal Revenue Service or the PBGC, or (b) received by Borrower or such ERISA Affiliate from any plan administrator of a Pension Plan not under their control or from a Multi Employer Plan;

          (K) promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this
Section 7.1, an officer's certificate of Borrower setting forth the details of
-----------
such Material Adverse Effect and stating what action Borrower has taken or proposes to take with respect thereto;

          (L) promptly (and in any event within 7 days) after Borrower knows of
(a) the institution of, or reasonably credible threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Property, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, is likely to have a Material Adverse Effect, an Officer's Certificate of Borrower describing the nature and status of such matter in reasonable detail;

          (M) at least once in each fiscal year of Borrower, (i) an Officer's Certificate setting forth all material insurance coverage maintained by Borrower as of the date of such certificate and of all insurance planned to be maintained by such Persons in such fiscal year, and (ii) certificates evidencing renewals of such insurance;

          (N) Agent shall conduct, on behalf of the Lenders and at Borrower's expense, an audit of the Accounts and Inventory of Borrower and its Subsidiaries within 30 days following the Closing Date and, thereafter, not less than once in each calendar year, Agent shall conduct, on behalf of the Lenders and at Borrower's expense, an audit of the Accounts and Inventory of Borrower and its Subsidiaries, the results of which audits shall be reasonably satisfactory to Agent and the Lenders in form and substance and shall be performed by Persons reasonably acceptable to Agent and the Lenders, provided that at any time when an Event of Default shall have occurred and be continuing Agent shall be entitled to conduct such additional audits as it may require, at Borrower's sole cost and expense; and

          (O) any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of Borrower that Agent or any Lender may from time to time reasonably request and which is capable of being obtained, produced or generated without unreasonable cost by Borrower or of which Borrower has knowledge.

     7.2  Payment of Principal, Interest and Fees; to Keep Books; Reserves; Etc.
          ---------------------------------------------------------------------
     Borrower will duly and punctually pay the principal of and interest and fees on the Loans in accordance with the terms of the Notes and this Agreement. Borrower will comply with all of the covenants, agreements and conditions contained in this Agreement and the other Loan Documents to which it is a party. Borrower's fiscal year end is the Sunday closest to December 31, and Borrower will maintain the same fiscal year at all times. Borrower will keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP. Borrower will, and will cause each of its Subsidiaries to, at all times from and after June 30, 1999, be Year 2000 Compliant (as defined in Section 6.30).
           ------------

     7.3  Payment of Taxes and Claims. Borrower will pay before they become
          ---------------------------
delinquent:

          (A) all taxes (including excise taxes), assessments and governmental charges or levies imposed upon it or its income or profits or upon its Property, real, personal or mixed, or upon any part thereof;

          (B) all claims for labor, materials and supplies which, if unpaid, might result in the creation of a Lien upon its Property; and

          (C) all claims, assessments, or levies required to be paid by any of them pursuant to any agreement, contract, law, ordinance or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan;

provided, that, with respect to Property, items of the foregoing description
--------
need not be paid while being diligently contested in good faith and by appropriate proceedings so long as (i) adequate book reserves have been established with respect thereto and (ii) Borrower's title to and right to use its Property is not materially adversely affected by such non-payment. Borrower will timely file all Federal and state tax returns and informational returns required to be filed in connection with the payment of taxes and claims required by this Section 7.3.
        -----------

     7.4  Maintenance of Properties and Corporate Existence.  Borrower will:
          -------------------------------------------------

          (A) maintain its Property in good condition and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto consistent with the historical practices of such Persons;

          (B) keep true books of records and accounts in all material respects in which entries will be made of all its business transactions that are full and correct in all material respects and will reflect in its financial statements adequate accruals and appropriations to reserves;

          (C) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises including, without limitation thereof, any necessary qualification or licensing in any foreign jurisdiction, except for such licenses and qualifications the absence of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (D) comply with (i) all applicable statutes, regulations, franchises, and Orders of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including, without limitation, all Environmental Laws and all applicable statutes, rules, ordinances, regulations and Orders relating to fair labor standards, equal employment opportunities and occupational health and safety) and (ii) all terms of any material mortgage, indenture, contract, agreement or instrument, applicable to Borrower or any of its Properties, except for such instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

          (E) keep any Property it owns or operates free of contamination from Hazardous Materials and any other potentially harmful chemical or physical conditions. If Borrower or any Subsidiary receives notice of any Environmental Matter or contamination with Hazardous Materials that relates to any of them or their respective Properties, then Borrower agrees, upon request of Agent, to provide Agent with such reports, certificates, engineering studies or other written material or data as Agent may require so as to satisfy Agent that Borrower is in compliance with its obligations under this Agreement. Borrower covenants and agrees to cooperate fully with such consultant in any such audits, including, without limitation, by providing such access to Borrower's books, records, Properties, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such audits.

     7.5  Insurance. Borrower will carry and maintain in full force and effect
          ---------
at all times with financially sound and reputable insurers, rated A or better by AM Best & Co., provided that if the rating of such insurer is lowered so that it
               --------
no longer complies with this provision, Borrower shall have 30 days to replace (or to cause the applicable Subsidiary to replace) such insurance with other insurance satisfying the requirements of this Section 7.5 (or, as to workers'
                                              -----------
compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on): (i) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction, (ii) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of all or any substantial part of the business conducted by it, (iii) insurance against such other risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, including, without limitation, fire, casualty, flood, public liability, products liability insurance, and (iv) with respect to any Collateral consisting of insurable Property, insurance against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to Agent and insurance insuring Borrower against liability for personal injury and property damage relating to such Collateral, in the forms and amounts required hereunder. Insurance specified in clauses (ii) and (iii) shall be maintained in such amounts (and with co-insurance, deductibles and self-insured retention, if any) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Insurance specified in clause (iv) shall (A) be maintained in such form and amounts and having such coverage as may be reasonably satisfactory to Agent, (B) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by Agent of written notice thereof, (C) name Agent (for the benefit of the Lenders) as loss payee or additional insured, as its interests may appear, and (D) be reasonably satisfactory to Agent in all other respects.

     7.6  Further Assurances.   Borrower shall, and shall cause each of its
          ------------------
Subsidiaries to use all reasonable efforts to perfect all of their respective interests in all material Intellectual Property rights by appropriate filings in the U.S. Copyright Office or the U.S. Patent and Trademark Office (as applicable) and any applicable state or local filing office (to the extent that any such interest is registrable in any such office) and shall so perfect all such interests hereafter acquired or created concurrently with the acquisition or creation thereof, and shall cause all such perfected interests to be subjected to a Copyright Mortgage, a Trademark Security Agreement or a Patent Security Agreement, as applicable, in the respective forms referred to in
Section 5.1(k), in favor of Agent, duly recorded in the applicable
--------------
filing office. Promptly upon reasonable request by Agent, Borrower shall (1) promptly upon request by Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof, and (2) promptly upon request by Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances, powers, proxies and other instruments as Agent may reasonably require from time to time in order (A) to carry out more effectively the purposes of this Agreement or any other Loan Document, (B) to subject to the Liens and security interests created by any of the Loan Documents any of its Properties, rights or interests covered or now or hereafter intended to be covered by any of the Loan Documents, (C) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens and security interests intended to be created thereby and (iv) better to assure, convey, grant, assign, transfer, preserve, protect and confirm to Agent the rights granted or now or hereafter intended to be granted to it under any Loan Document or under any other instrument executed in connection with or pursuant to any Loan Document.

     7.7  Restrictions on Indebtedness. Borrower will not incur, create, assume
          ----------------------------
or suffer to exist any Indebtedness, other than the following:

          (A) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

          (B) Accounts payable and other accrued liabilities arising in the ordinary course of business;

          (C) Indebtedness in addition to the Obligations in an aggregate principal amount not to exceed $2,000,000 in at any one time outstanding; and

          (D) without duplication of any of the foregoing, Indebtedness secured by Liens permitted under Section 7.8.
                         -----------

     7.8  Restrictions on Liens.  Borrower will not create, assume or suffer to
          ---------------------
exist any Lien upon any of its Properties (including without limitation any real Property), whether now owned or hereafter acquired, except the following (herein collectively referred to as "Permitted Liens"):
                             ---------------

          (A) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 7.3;
                                                -----------

          (B) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being diligently contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (C) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), provided that the amount of Liens of Borrower referred to in
                 --------
this Subsection (C) outstanding at any time shall not exceed $100,000 in the aggregate;

          (D) Any attachment or judgment Lien (including judgment or appeal bonds) which , within 30 days after the entry thereof, shall have been discharged or bonded, or the execution thereof shall have been stayed pending appeal;

          (E) Leases or subleases granted to others not interfering with the ordinary conduct of business;

          (F) Easements, rights-of-way, restrictions and other similar charges or encumbrances which do not, individually or in the aggregate, materially interfere with the ordinary conduct of business;

          (G) Any interest, title or Lien of a lessor under any permitted operating lease;

          (H) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (I) Liens incurred pursuant to the Loan Documents;

          (J) Liens (including Capitalized Leases) in respect of Property acquired or constructed or improved by Borrower after the Closing Date, which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within 60 days thereafter, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real Property on which such Property is located, if such Property is a building, improvement or fixture), provided that the
                                                         --------
aggregate principal amount of all Indebtedness secured by Liens incurred pursuant to this Subsection (J) in any fiscal year, together with any Indebtedness incurred pursuant to Section 7.7(C), shall not exceed $2,000,000;
                                  --------------
and

          (K) Liens existing on the Closing Date after giving effect to the Transactions and listed on Schedule 7.8(K).
                           ---------------

     7.9  Operating Leases.   Borrower will not, and will not permit to, enter
          ----------------
into (as lessee) any lease
of real or personal Property (other than Capitalized Leases) having a term greater than one year (including options to renew or extend any term, whether or not exercised) if, after giving effect thereto, the aggregate amount of rentals and other payments required to be made by Borrower on a consolidated basis during any fiscal year under all such leases would be greater than $3,000,000.

     7.10  Sale-Leaseback Transactions. Borrower will not enter into any
           ---------------------------
arrangements with any lender or investor or to which such lender or investor is a party providing for the leasing by Borrower of real or personal Property which has been or is to be sold or transferred by Borrower to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property or rental obligations of Borrower.

     7.11  Transactions with Affiliates.  Borrower will not directly or
           ----------------------------
indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate except in the ordinary course of business and on terms that are not less favorable to Borrower or such Subsidiary than those that would be obtainable at the time in an arm's-length transaction with any Person who is not such an Affiliate; provided that Borrower shall be permitted to enter into the transaction described on Schedule 7.12 with the
                                                     -------------
Affiliate referred to on such Schedule in the manner contemplated thereon.

     7.12  Consolidation, Merger or Disposition of Assets; Acquisitions.
           ------------------------------------------------------------
Borrower will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, Property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the business, Property or fixed assets of, or stock or other evidence of beneficial interest in any Person, except:

          (A) Borrower may in the ordinary course of its business sell or otherwise dispose of Inventory;

          (B) Borrower may sell or otherwise dispose of, in the ordinary course of business, Property that is worn out or obsolete or no longer used in its business; and

          (C) Borrower may consummate the transaction described on Schedule 7.12
                                                                   -------------
as contemplated on such Schedule;


provided that this Section 7.12 shall not be construed to prohibit the sale of
--------           ------------
the property located at 104 Woodmere Road located in Folsom, California as otherwise contemplated in this Agreement.

     7.13  Sale or Discount of Receivables. Borrower will not directly or
           -------------------------------
indirectly, sell with or without recourse, or discount or otherwise sell any of its notes or accounts receivable, other than discounts granted on accounts in the ordinary course of business in a manner consistent with past practices.

     7.14  Certain Contracts. Borrower will not enter into or be a party to,
           -----------------
except pursuant to, or as otherwise permitted by, the Loan Documents,

          (A) any contract providing for the making of loans, advances (other than advances in the ordinary course of business to employees of Borrower with respect to expenses expected to be incurred by such employees in connection with their duties as employees) or capital contributions to any Person, or for the purchase of any Property from any Person in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

          (B) any contract for the purchase of materials, supplies or other Property or services if such contract (or any related document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered, or
          (C) any contract to rent or lease (as lessee) any real or personal Property if such contract (or any related document) requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

          (D) any contract for the sale or use of materials, supplies or other Property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other Property, or the use thereof, or payment for such services, shall be subordinated to any Indebtedness (of the purchaser or user of such materials, supplies or other Property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

          (E) any Guarantee or contract which, in economic effect, is substantially equivalent to a Guarantee.

     7.15  Restricted Payments and Investments. Borrower will not directly or
           -----------------------------------
indirectly, make any Restricted Payment or any Investment other than Permitted Investments and Investments existing on the Closing Date and listed on Schedule
                                                                       --------
6.8B. Notwithstanding the foregoing, so long as no Default or Event of Default
----
would exist after giving effect thereto, Borrower may (subject to compliance with applicable laws) make open-market repurchases of up to 190,000 shares of its capital stock for an aggregate purchase price not to exceed $3,000,000.

     7.16  Financial Covenants. All financial covenants are determined for
           -------------------
Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

           (A) Funded Debt/EBITDA Ratio.  Borrower will maintain a ratio of (i)
               ------------------------
Funded Debt as at the last day of each fiscal quarter to (ii) EBITDA for the period of four consecutive fiscal quarters ended on such date of not more than the ratio set forth below opposite the period in which the date of determination occurs:


          Period                                Funded Debt/EBITDA Ratio
          ------                                ------------------------
          Closing Date through April 4, 1999             3.0
          July 4, 1999 through January 2, 2000           2.50
          Following January 2, 2000                      1.75


           (B) Fixed Charge Coverage Ratio.  Borrower will maintain, as at the
               ---------------------------
last day of each fiscal quarter for the period of four consecutive fiscal quarters then ended, a ratio (the "Fixed Charge Coverage Ratio") of (i) EBITDA
                                   ---------------------------
to (ii) the sum of scheduled principal payments on Indebtedness (including without limitation principal payments due under the Term Loan during such period, but excluding in any event the principal of the Purpose Loan), Consolidated Interest Expense, Capital Expenditures made in cash during such period (and not financed) and cash taxes due and payable during such period, of not less than the ratio set forth below opposite the period in which the date of determination occurs:


          Period                               Fixed Charge Coverage Ratio
          ------                               ---------------------------
          Closing Date through January 3, 1999             1.0
          April 4, 1999 through October 3, 1999            1.25
          Following October 3, 1999                        1.50


           (C) Profitability.  Commencing with the 1999 fiscal year, Borrower's
               -------------
Consolidated Net Income (Loss) for each fiscal year and each fiscal quarter shall be a positive number; provided that
                            --------

Borrower shall be permitted to have negative Consolidated Net Income (Loss) in any one fiscal quarter during any fiscal year, not to exceed $2,000,000, so long as Borrower remains in compliance with the annual requirement under this Subsection (C).

           (D) Quick Ratio.  Borrower shall have a ratio of Consolidated Current
               -----------
Assets to Consolidated Current Liabilities of not less than (i) 1.0 : 1.0 as at the end of each fiscal quarter through and including the fiscal quarter ending July 4, 1999 and (ii) 1.25 : 1.0 as at the end of each fiscal quarter thereafter.

           (E) Capital Expenditures.  Borrower covenants that it will not make
               --------------------
or incur any Capital Expenditure or any contractual commitment with respect to any Capital Expenditure in any fiscal year if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower during such fiscal year would exceed $5,000,000; provided that Borrower may make additional Capital
                              --------
Expenditures during fiscal year 1999 of not more than $1,000,000 for the sole purpose of contructing improvements to its facility at 2026 McGaw Avenue, Irvine, California. This restriction is annual and non-cumulative.

           (F) 1998 Charges.  Borrower shall not permit its charges taken in
               ------------
fiscal year 1998 in respect of in-process research and development costs related to the Acquisition to exceed $25,000,000 in the aggregate

     7.17  Acquisition of Margin Securities. Borrower will not, and will not
           --------------------------------
permit any Subsidiary to, own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the Federal Reserve System as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to it to the effect that such purchase or acquisition will not cause this Agreement or the Loans to be in violation of Regulations G, T, U or X or any other regulation of such Board then in effect.

     7.18  Collateral Locations. Neither the location of the principal place of
           --------------------
business and chief executive office of Borrower nor the location of any Collateral shall be changed nor shall there be established additional places of business or additional locations at which Collateral is stored, kept or processed except in compliance with the applicable provisions of this Agreement, provided that Borrower shall be permitted to have test equipment (having an aggregate value that is not material to Borrower's business) located at customer sites for trials in the ordinary course of business.

     7.19  Negative Pledges, Restrictive Agreements, etc. Borrower will not
           ---------------------------------------------
enter into any agreement (excluding the Loan Documents) prohibiting the creation or assumption of any lien upon any of the Collateral, whether now owned or hereafter acquired, or the ability of Borrower or any Subsidiary to amend or otherwise modify any Loan Document to which it is a party.

     7.20  Deposit Account. Borrower will use commercially reasonable efforts to
           ---------------
cause all of its receipts, income, receivables and other cash to be deposited in the Deposit Account.

     7.21  Additional Collateral Matters. Borrower will: (a) cause the lessor of
           -----------------------------
its facility at 2026 McGaw Avenue, Irvine, California to execute and deliver to Agent a landlord waiver substantially in the form of Exhibit I by not later than
                                                     ---------
30 days after the Closing Date; (b) use best efforts have the lessors of its other real Properties at which any material Collateral is located to execute and deliver to Agent a landlord waiver substantially in the form of Exhibit I, and
                                                                ---------
shall not enter into any new lease of real Property unless the lessor thereof executes and delivers such a landlord waiver; (c) not open or suffer to exist any banking or depositary account unless such account is either maintained with Agent or made subject to a first priority security interest in favor of Agent pursuant to an account take-over letter in form and substance satisfactory to Agent executed by the institution at which such account is maintained; and (d) notify warehousemen, bailees, processors and other third parties holding Property having an aggregate Fair Market Value in excess of $250,000 of the Liens created in favor of Agent and the Lenders and instruct such Person to hold such Property for Agent's account subject to Agent's instructions.

     7.22  Future Subsidiaries.  Notwithstanding any other provision of this
           -------------------
Agreement or the other Loan Documents, Borrower will not, and not permit any of its Subsidiaries to, create or acquire any other Subsidiary (a "New Subsidiary")
                                                                --------------
unless (a) such New Subsidiary is an entity organized under the laws of the United States (or such other jurisdictions as may be approved by Agent and the Lenders, subject to such terms and conditions as they may reasonably require in order to preserve, protect and perfect their rights and interests under the Loan Documents, including without limitation, effective and enforceable Liens on the Property of such New Subsidiary), (b) such New Subsidiary executes and delivers a Subsidiary Guarantee and such other documentation as Agent may require in order to receive a perfected, first priority Lien in and to all of such New Subsidiary's Property, upon substantially the same terms as those provided in this Agreement with respect to the Property of Borrower, (c) the ownership interests in such New Subsidiary are pledged to Agent pursuant to a pledge agreement satisfactory to Agent in form and substance, (d) Agent and the Lenders receive, to the extent they shall request, an opinion of counsel to such Subsidiary addressing, with respect to such New Subsidiary and its Loan Documents, the matters addressed with respect to Borrower's on the Closing Date in the opinion attached hereto as Exhibit D, and (e) after giving effect to the
                                  ---------
creation or acquisition of such New Subsidiary, no Default or Event of Default shall have occurred and be continuing (for purposes of determining compliance with this clause (e), Borrower shall deliver an Officer's Certificate in the form required by Section 7.1(C) which shall set forth calculations of the
                 --------------
specified covenants on a pro-forma basis at last day of Borrower's most recently ended fiscal quarter as if the New Subsidiary had been a Subsidiary of Borrower during such fiscal quarter). Agent shall also be entitled to require the items set forth in this Section 7.22 with respect to any Subsidiary of Borrower in
                  ------------
existence on the Closing Date as to which Agent determines that the representations and warranties set forth in the last sentence of Section 6.6 are
                                                                 -----------
no longer true.


8.  EVENTS OF DEFAULT; REMEDIES.
    ---------------------------

    8.1  Events of Default.  Any one or more of the following events shall
         -----------------
constitute an Event of Default by Borrower under this Agreement.

         (a) If Borrower fails to make any payment of all or any portion of the Obligations when due and payable or when declared due and payable (whether interest, fees or otherwise, including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on any of the Obligations);

         (b) If Borrower defaults in the performance or observance of any term, provision, condition, covenant, or agreement contained in Section 7.1, 7.2, 7.5,
                                                          -----------  ---  ---
7.7, 7.8, 7.9, 7.10, 7.11, 7.12,  7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, or
---  ---  ---  ----  ----  ----   ----  ----  ----  ----  ----  ----  ----
7.22;
----

         (c) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents other than as specified in subsections (a) and (b) above and such failure or neglect continues unremedied for 30 days;

         (d) If any material portion of the Properties of Borrower is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any judicial officer or assignee, and the foregoing has not been vacated, discharged, stayed, satisfied or bonded pending appeal within thirty (30) days from the entry thereof;

         (e) If any bankruptcy, reorganization, receivership, liquidation, assignment for the benefit of creditors or other insolvency proceeding (each, an "Insolvency Proceeding") is commenced by
 ---------------------

Borrower or any Subsidiary;

         (f) If an Insolvency Proceeding is commenced against Borrower or any Subsidiary and not dismissed within 60 calendar days;

         (g) If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction or other order is not released to the satisfaction of Agent within 10 calendar days of the entry of such injunction, restraint or order;

         (h) If a notice of lien, levy, or assessment is filed of record with respect to any Property of Borrower by any Governmental Body, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's Property and the same is not paid on the payment date thereof, unless the same is being contested in good faith by appropriate proceedings and with appropriate reserves and no Lien has attached in respect thereof;

         (i) If a judgment or other claim becomes a Lien upon any material portion of Borrower's Property and is not being contested in good faith by Borrower, execution on which has been stayed pending such contest;

         (j) If Agent's Lien in any Collateral shall cease or fail to be a valid, perfected first-priority Lien;

         (k) If any Loan Document shall cease to be valid and enforceable against Borrower, Borrower shall so assert;

         (l) If any Change of Control shall occur;

         (m) If there is a default in any agreement to which Borrower or any Subsidiary is a party with third parties resulting in a right by such third parties, whether or not exercised, to accelerate the maturity of any Indebtedness of Borrower or any such Subsidiary in an aggregate principal amount of $250,000 or more;

         (n) any Reportable Event shall occur which could reasonably be expected to constitute grounds for termination by the PBGC of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan and such Reportable Event is not corrected and such determination is not revoked within thirty (30) days after the administrator of any Pension Plan (if Borrower or any of its ERISA Affiliates is the administrator) or Borrower or any of its ERISA Affiliates, as the case may be, has knowledge thereof; or any proceedings shall be instituted by the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by the appropriate United States District Court to administer any Pension Plan; or any Pension Plan shall be terminated by its sponsor; or there shall occur a complete or partial withdrawal from any Multiemployer Plan by Borrower or any of its ERISA Affiliates (including any transaction described in, and meeting the requirements of, Section 4204 of ERISA); and

         (o) If any representation, warranty, certification or statement made by or on behalf of Borrower or any of its Subsidiaries or any officer of any of them in this Agreement, any other Loan Document or in any certificate, instrument, financial statement or other document now or hereafter delivered hereunder or pursuant to or in connection with any provision hereof shall prove to be false or incorrect or breached in any material respect on the date as of which made.

     8.2  Remedies.  If any Event of Default described in clause (d) (e) or (f)
          --------                                        ---------- ---    ---
of Section 8.1 shall occur, the Facilities (if not theretofore terminated) shall
   -----------
automatically terminate and the outstanding principal amount of all outstanding Obligations shall automatically be and become immediately due and payable, without notice or demand. If any other Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, Agent may, by notice to Borrower, declare all or any portion of the outstanding principal amount of the Obligations to be due and payable and/or the Loans and the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Loans and the Facilities shall terminate. In addition, upon any Event of Default, Agent shall have the right to exercise any and all remedies available to it at law or in equity as well as any rights or remedies specified in any the Loan Documents.

     8.3  Remedies with Respect to Collateral.
          -----------------------------------

          (a) In addition to the foregoing, if any Event of Default shall occur and be continuing, Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement or by law, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Agent may, without demand of performance or other demand, advertisement, legal process or notice of any kind (except as may be required by law or provided herein) to or upon Borrower or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), (i) at any time or times enter Borrower's premises and take physical possession of the Collateral and maintain such possession on Borrower's premises, without any obligation to pay rent or other compensation to Borrower,
(ii) remove the Collateral or any part thereof, to such other places as Agent may desire, (iii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or (iv) forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Agent's offices or elsewhere at such prices and on such terms as Agent may deem commercially reasonable (irrespective of the impact of any such sales on the market price of the Collateral), for cash or on credit or for future delivery. Any such purchaser (including, without limitation, Agent and any other Lender) of Collateral sold pursuant to this Section 8.3 shall purchase the
                                                  -----------
same absolutely free from any claim or right on the part of Borrower and Borrower does hereby waive (to the maximum extent permitted by the UCC and other applicable law) all rights of redemption, stay, and appraisal which Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Borrower further agrees, at Agent's request to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at Borrower's premises or elsewhere. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Collateral except such as may arise out of the gross negligence or willful misconduct of Agent or the failure of Agent to exercise reasonable care in the custody and preservation of Collateral in its possession or under its control as provided in Section 4.3. Borrower agrees that, to the extent notice of sale
            -----------
shall be required by law, Agent need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice shall constitute reasonable notification within the meaning of Section 9504(3) of the UCC.

          (b) Borrower also agrees to pay all reasonable costs of Agent and Lenders, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder, including, without limitation, reasonable fees for attorneys employed by Agent or any Lenders to collect any deficiency existing after the application of proceeds from any sale of Collateral pursuant to this Section 8.3.
                                                      -----------

          (c) Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (d) The proceeds of any disposition of any Collateral obtained pursuant to this Section
                 -------

8.3 shall be applied as follows:
---

               (i) first, to the payment of any and all expenses and fees (including reasonable attorney's fees) incurred by Agent in foreclosing on and disposing of the Collateral;

               (ii) next, any surplus then remaining to the payment of the Obligations (whether matured or unmatured) in such order as Agent may determine in its sole discretion; and

               (iii) thereafter, if no other Obligations are outstanding, any surplus then remaining shall be paid to Borrower or to such other person legally entitled to same; it being understood that Borrower will remain liable to Agent to the extent of any deficiency between the amount of the Obligations and the aggregate of all amount realized from Collateral.


9.   THE AGENT
     ---------

     9.1  Actions.  Each Lender hereby appoints COMERICA BANK-CALIFORNIA
          -------
("Comerica") as its Agent under and for purposes of this Agreement and each
  --------
other Loan Document. Each Lender authorizes Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by Agent (with respect to which Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) Agent, pro rata
                                                                  --- ----
according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which Agent is not reimbursed by Borrower; provided, however, that no Lender shall be liable
                               --------  -------
for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from Agent's gross negligence or wilful misconduct. Agent shall not be required to take any action hereunder, or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of Agent shall be or become, in Agent's determination, inadequate, Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     9.2  Funding Reliance, etc.  Unless Agent shall have been notified by
          ---------------------
telephone, confirmed in writing, by any Lender by 12:00 p.m., Los Angeles, California time, on the day prior to any Advance or disbursement that such Lender will not make available the amount which would constitute its Percentage of such Advance or disbursement on the date specified therefor, Agent may assume that such Lender has made such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to Agent, such Lender agrees to repay Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date Agent made such amount available to Borrower to the date such amount is repaid to Agent, at the interest rate applicable at the time to the portion of the Loans comprising such Advance or disbursement, as the case may be.

     9.3  Exculpation.  Neither Agent nor any of its directors, officers,
          -----------
employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by Borrower or any of its Subsidiaries of their respective obligations under the Loan Documents. Any such inquiry which may be made by Agent shall not obligate it to make any further inquiry or to take any action. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which Agent believes to be genuine and to have been presented by a proper Person.

     9.4  Successor.  Agent may resign as such at any time upon at least 30
          ---------
days' prior notice to Borrower and all Lenders. If Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit
                                           ---------
as to any actions taken or omitted to be taken by it while it was Agent under this Agreement; and Sections 10.8 and 10.9 shall continue to inure to its
                    -------------     ----
benefit.

     9.5  Loans and other Transactions by Comerica.  Comerica shall have the
          ----------------------------------------
same rights and powers with respect to (x) the Revolving Loan made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not Agent. Comerica and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower, any of its Subsidiaries or any of their Affiliates as if Comerica were not Agent hereunder.

     9.6  Credit Decisions.  Each Lender acknowledges that it has, independently
          ----------------
of Agent and each other Lender, and based on such Lender's review of the financial information of Borrower and its Subsidiaries, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     9.7  Copies, etc.  Agent shall give prompt notice to each Lender of each
          -----------
notice or request required or permitted to be given to Agent by Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by Borrower). Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by Agent from Borrower for distribution to the Lenders by Agent in accordance with the terms of this Agreement.


10.  GENERAL PROVISIONS
     ------------------

     10.1  Notices.  All communications provided for hereunder shall be in
           -------
writing and delivered by hand or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), sent (i) if to any Lender or Agent, to:

               Comerica Bank-California

               611 Anton Boulevard
               Costa Mesa, CA  92626-1904
               Attention:  Bonnie E. Kehe
               Telecopy Number:  714-424-3857


or to such other address or telecopy number as Agent or such Lender may have designated to Borrower in writing; and (ii) if to Borrower, to:


               Powerwave Technologies, Inc.
               2026 McGaw Avenue
               Irvine, CA  92614
               Attention:  Mr. Kevin Michaels
               Telecopy Number: 949-757-6675


or to such other address or addresses or telecopy number or numbers as Borrower may most recently have designated in writing to Agent and the Lenders by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by or telecopy, or three Business Days after being so mailed.


     10.2  Successors and Assigns.  This Agreement shall bind and inure to the
           ----------------------
benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or
--------  -------
duties hereunder without Agent's prior written consent and any prohibited assignment shall be absolutely void. No consent by Agent to an assignment by Borrower shall release Borrower from its obligations. Each Lender may assign, or sell participations in, its Commitment to one or more other Persons in accordance with the following provisions of this Section 10.2; provided that any
                                                 ------------  --------
assignment must be allocated ratably between the assigning Lender's Percentage of the Revolving Loan, the Purpose Loan and the Term Loan.

           (a) Assignments. Subject to the foregoing limitations, any Lender may
               -----------
at any time, with notice to Borrower and Agent, assign and delegate to one or more commercial banks or other financial institutions acceptable to Agent (each Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's
                   ---------------
Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Commitment and shall be allocated ratably among the Revolving Loan, the Purpose Loan and the Term Loan); provided, however, that Borrower and Agent shall be entitled to continue to deal
--------  -------
solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to Borrower and Agent by such Lender and such Assignee Lender; and (ii) Agent shall have received its customary processing fee from such Lender or Assignee Lender and an executed assignment agreement in form and substance satisfactory to Agent.

          From and after the date that an assignment becomes effective as provided in the preceding paragraph, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such assignment, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such assignment, shall be released from its obligations hereunder and under the other Loan Documents. Within 5 Business Days after its receipt of notice of such assignment and the surrender of the assignor Lender's Note(s), Borrower shall execute and deliver to Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Commitment and, if the assignor Lender has retained a Commitment hereunder, replacement Notes each in the principal amount of the applicable Loan retained by the assignor

Lender hereunder (each such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such replacement Note shall be dated the date of the predecessor Note. Accrued interest on that part of the predecessor Note evidenced by the replacement Note, and accrued fees, shall be paid as provided in the documentation effecting the Assignment. Accrued interest on that part of the predecessor Note evidenced by the Revolving Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section
                                                                         -------
10.2(a) shall be null and void.
-------

          (b) Participations.  Any Lender may at any time sell to one or more
              --------------
commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any its
                               -----------
Commitment; provided, however, that
            --------  -------

           (i)    no participation contemplated in this Section 10.2(b) shall
                                                        ---------------
     relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

           (ii) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

           (iii) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

           (iv) no Participant, unless such Participant is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document.

     10.3  Section Headings.  Headings and numbers have been set forth herein
           ----------------
for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

     10.4  Interpretation.  Neither this Agreement nor any uncertainty or
           --------------
ambiguity herein shall be construed or resolved against Agent, any Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties (each of which has had the benefit of advice from legal counsel) and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     10.5  Severability of Provisions.  Each provision of this Agreement shall
           --------------------------
be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     10.6  Amendments and Waivers.  No amendment, modification, termination, or
           ----------------------
waiver of any provision of this Agreement, the other Loan Documents, or any other document or instrument executed in connection herewith, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Required Lenders; provided, however, that no such
                                             --------  -------
amendment, modification or waiver which would:

           (a) modify any requirement hereunder that any particular action be taken by all the Lenders shall be effective unless consented to by each Lender;

           (b)  modify this Section 10.6, change the definition of "Required
                            ------------                            --------
     Lenders", increase the Commitment of any Lender, reduce any fees payable to
     -------
     Agent or the Lenders, release any Collateral, except as otherwise specifically provided in any Loan Document or extend the Maturity

     Date shall be effective without the consent of each Lender;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any portion of any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be effective without the consent of the holder of that Note evidencing such portion of the applicable Loan; or

          (d)  affect adversely the interests, rights or obligations of Agent qua Agent shall be effective without consent of Agent.
     ---

     10.7  Set-Offs.  Upon the occurrence and during the continuance of any
           --------
Event of Default, Agent and each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply to the payment of the Obligations (whether or not then due and regardless of whether Agent shall have made any demand therefor), and (as security for such Obligations) Borrower hereby grants to Agent (for the benefit of the Lenders) a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter maintained with Agent or any Lender (whether general or special, time or demand, provisional or final). Agent and each Lender agrees promptly to notify Borrower after set-off and application made by Agent or any Lender, as the case may be, provided that the failure to give such notice shall not affect
                 --------
the validity of such set-off and application. The provisions of this Section
                                                                     -------
10.7 are in addition to other rights and remedies (including, without
----
limitation, other rights of set-off) which Agent may have.

     10.8  Attorneys' Fees and Costs.  Borrower agrees to pay, whether or not
           -------------------------
the transactions contemplated hereby are consummated, all reasonable expenses of Agent (including the reasonable fees and out-of-pocket expenses of counsel to Agent, of local counsel, if any, who may be retained by Agent or its counsel, and allocated costs of in-house counsel to Agent), in each case promptly following receipt of an invoice therefor in reasonable detail, in connection with

           (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

           (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

Borrower further agrees to pay, and to save Agent harmless from all liability for, any stamp or other taxes (other than income taxes) which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents. Borrower also agrees to reimburse Agent upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by Agent and the Lenders in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations and any Lien in favor of Agent.


     10.9  Indemnification.  In consideration of the execution and delivery of
           ---------------
this Agreement by Agent and Lenders and Lenders' agreement to provide the Loans hereunder, Borrower hereby indemnifies, exonerates and holds Agent, each Lender and each of their respective parents, officers, directors, employees, equity holders and agents (collectively, the "Indemnified Parties") free and harmless
                                       -------------------
from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the
                                      -----------------------
Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loans; except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     10.10  Dissemination.  Agent or any Lender obtaining non-public financial
            -------------
or other information pursuant to this Agreement which is designated in writing as such by Borrower shall hold all such information confidential, in accordance with its customary procedures for handling confidential information of this nature, unless such information shall be publicly disclosed or become publicly available other than by an action of such Person that violates the provisions of this sentence; provided, however, that Agent or any Lender may make such
               --------  -------
disclosures (i) as may be consistent with such Persons's customary business practices to its parents, subsidiaries, affiliates and service providers (provided that the recipient thereof agrees in writing to hold such information confidential in a similar fashion), (ii) as may be reasonably required by that Person in connection with the contemplated transfer of any Note or of any interest therein or in the Loan Documents (provided that the potential transferee thereof agrees in writing to hold such information confidential in a similar fashion), or (iii) as required or requested by any court, arbitrator, Governmental Body or regulatory authority. Borrower acknowledges that Agent and the Lenders may provide information regarding Borrower and the Loans to each of their respective parents, Subsidiaries, Affiliates, attorneys and accountants who agree to be bound by the terms of this Section 10.10.
                                           -------------

     10.11  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     10.12  Integration.  This Agreement, together with the other Loan
            -----------
Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted, modified, or qualified by any other agreement, oral or written, whether before or after the date hereof.

     10.13  No Waiver; Remedies Cumulative.   Agent and the Lenders shall not by
            ------------------------------
any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and the Lenders and then only to the extent expressly provided therein. A waiver by Agent and the Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent and the Lenders would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent and the Lenders, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

     10.14  GOVERNING LAW.  THIS AGREEMENT, THE NOTES AND ALL OTHER LOAN
            -------------
DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE).

     10.15  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT
            --------------------
THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (AFTER CONSULTING OR HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOICE) ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND EACH LENDER TO ENTER INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.


        [remainder of page intentionally left blank; signatures follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement as of the date first set forth above.


Borrower:                                POWERWAVE TECHNOLOGIES, INC.
--------


                                         By: /s/ BRUCE EDWARDS
                                            -----------------------------------
                                         Print Name: Bruce C. Edwards
                                                    ---------------------------
                                         Title: President and Chief Executive
                                               --------------------------------
                                         Officer
                                         --------------------------------------



                                         By: /s/ KEVIN MICHAELS
                                            -----------------------------------
                                         Print Name: Kevin T. Michaels
                                                    ---------------------------
                                         Title: Vice President, Finance & Chief
                                               --------------------------------
                                         Financial Officer
                                         --------------------------------------



Agent:                                   COMERICA BANK-CALIFORNIA
-----


                                         By: /s/ BONNIE E. KEHE
                                            -----------------------------------
                                         Print Name: Bonnie E. Kehe
                                                    ---------------------------
                                         Title: Vice President/Regional Manager
                                               --------------------------------



Lenders:                                 COMERICA BANK-CALIFORNIA
-------


                                         By: /s/ BONNIE E. KEHE
                                            -----------------------------------
                                         Print Name: Bonnie E. Kehe
                                                    ---------------------------
                                         Title: Vice President/Regional Manager
                                               --------------------------------



                                         FLEET NATIONAL BANK



                                         By: /s/ MICHAEL S. BARCLAY
                                            -----------------------------------
                                         Print Name: Michael S. Barclay
                                                    ---------------------------
                                         Title: Vice President
                                               --------------------------------